Execution Version

$30,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of January 13, 2012,

by and among

COMPX INTERNATIONAL, INC.

as Borrower,
and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Lender

NOTICE:  THIS INSTRUMENT IS SUBJECT TO MANDATORY ARBITRATION
PURSUANT TO THE FEDERAL ARBITRATION ACT AND IF THE FEDERAL
ARBITRATION ACT IS INAPPLICABLE, THE UNIFORM ARBITRATION ACT, § 15-
48-10, ET SEQ., CODE OF LAWS OF SOUTH CAROLINA (1976), AS AMENDED

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.1	Definitions
Section 1.2	Other Definitions and Provisions
Section 1.3	Accounting Terms
Section 1.4	Rounding
Section 1.5	References to Agreement and Laws
Section 1.6	Times of Day
Section 1.7	Letter of Credit Amounts
Section 1.8	Guaranty Obligations

ARTICLE II
REVOLVING CREDIT FACILITY

Section 2.1	Revolving Credit Loans
Section 2.2	Alternative Currency Loans.
Section 2.3	Procedure for Advances of Alternative Currency Loans
Section 2.4	Repayment and Prepayment of Revolving Credit Loans and Alternative Currency Loans
Section 2.5	Termination of Revolving Credit Facility

ARTICLE III
LETTER OF CREDIT FACILITY

Section 3.1	L/C Commitment
Section 3.2	Procedure for Issuance of Letters of Credit
Section 3.3	Commissions and Other Charges
Section 3.4	Reimbursement Obligation of the Borrower
Section 3.5	Obligations Absolute
Section 3.6	Effect of Letter of Credit Application

ARTICLE IV
GENERAL LOAN PROVISIONS

Section 4.1	Interest
Section 4.2	Notice and Manner of Conversion or Continuation of Alternative Currency Loans
Section 4.3	Fees
Section 4.4	Manner of Payment
Section 4.5	Evidence of Indebtedness
Section 4.6	Redenomination of Alternative Currency Loans.
Section 4.7	Regulatory Limitation
Section 4.8	Changed Circumstances
Section 4.9	Indemnity

Section 4.10	Increased Costs
Section 4.11	Taxes
Section 4.12	Mitigation Obligations
Section 4.13	Incremental Loans

ARTICLE V
CONDITIONS OF CLOSING AND BORROWING

Section 5.1	Conditions to Closing
Section 5.2	Conditions to All Loans and Letters of Credit

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

Section 6.1	Organization; Power; Qualification
Section 6.2	Ownership
Section 6.3	Authorization of Agreement, Loan Documents and Borrowing
Section 6.4	Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.
Section 6.5	Compliance with Law; Governmental Approvals
Section 6.6	Taxes
Section 6.7	Intellectual Property Matters
Section 6.8	Environmental Matters
Section 6.9	ERISA
Section 6.10	Margin Stock
Section 6.11	Government Regulation
Section 6.12	Employee Relations
Section 6.13	Financial Statements
Section 6.14	No Material Adverse Change
Section 6.15	Solvency
Section 6.16	Liens
Section 6.17	Debt and Guaranty Obligations
Section 6.18	Litigation
Section 6.19	Absence of Defaults
Section 6.20	Accuracy and Completeness of Information
Section 6.21	Survival of Representations and Warranties, Etc.

ARTICLE VII
AFFIRMATIVE COVENANTS

Section 7.1	Financial Statements and Budgets
Section 7.2	Certificates; Other Reports
Section 7.3	Notice of Litigation and Other Matters
Section 7.4	Preservation of Corporate Existence and Related Matters
Section 7.5	Maintenance of Property
Section 7.6	Insurance
Section 7.7	Accounting Methods and Financial Records
Section 7.8	Payment and Performance of Obligations

Section 7.9	Compliance with Laws and Approvals
Section 7.10	Compliance with ERISA
Section 7.11	Compliance with Material Agreements
Section 7.12	Visits and Inspections
Section 7.13	Additional Subsidiaries and Additional Collateral
Section 7.14	Use of Proceeds
Section 7.15	Burdensome Provisions
Section 7.16	Titles to Properties
Section 7.17	Senior Debt Status
Section 7.18	Further Assurances
Section 7.19	Deposit Accounts, Cash Management and Lockbox Services

ARTICLE VIII
NEGATIVE COVENANTS

Section 8.1	Limitations on Debt
Section 8.2	Limitations on Liens
Section 8.3	Limitations on Loans, Advances, Investments and Acquisitions
Section 8.4	Limitations on Mergers and Liquidations
Section 8.5	Limitations on Sale of Assets
Section 8.6	Limitations on Dividends and Distributions
Section 8.7	Limitations on Exchange and Issuance of Capital Stock
Section 8.8	Transactions with Affiliates
Section 8.9	Certain Accounting Changes; Organizational Documents
Section 8.10	Amendments; Payments and Prepayments of Subordinated Debt
Section 8.11	Restrictive Agreements
Section 8.12	Nature of Business
Section 8.13	Impairment of Security Interests
Section 8.14	Subsidiaries
Section 8.15	Financial Covenants

ARTICLE IX
DEFAULT AND REMEDIES

Section 9.1	Events of Default
Section 9.2	Remedies
Section 9.3	Rights and Remedies Cumulative; Non-Waiver; etc
Section 9.4	Crediting of Payments and Proceeds

ARTICLE X
MISCELLANEOUS

Section 10.1	Notices.
Section 10.2	Amendments, Waivers and Consents
Section 10.3	Expenses; Indemnity
Section 10.4	Right of Set Off
Section 10.5	Governing Law; Jurisdiction, Etc.
Section 10.6	Binding Arbitration

Section 10.7	Reversal of Payments
Section 10.8	Injunctive Relief
Section 10.9	Accounting Matters
Section 10.10	Successors and Assigns; Participations.
Section 10.11	Confidentiality
Section 10.12	Performance of Duties
Section 10.13	All Powers Coupled with Interest
Section 10.14	Survival.
Section 10.15	Titles and Captions
Section 10.16	Severability of Provisions
Section 10.17	Counterparts; Integration; Effectiveness; Electronic Execution.
Section 10.18	Term of Agreement
Section 10.19	USA PATRIOT Act
Section 10.20	Independent Effect of Covenants
Section 10.21	Amendment and Restatement; No Novation
Section 10.22	Inconsistencies with Other Documents

EXHIBITS

Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Alternative Currency Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Subsidiary Guaranty Agreement
Exhibit H	-	Form of Collateral Agreement
Exhibit I Exhibit J Exhibit K	- - -	Form of Joinder Agreement Form of Foreign Subsidiary Alternative Currency Loan Note Form of Guaranty of Foreign Subsidiary Loan

SCHEDULES

Schedule 1.1(a) Schedule 1.1(b)	- -	TIMET Note Mandatory Cost Rate
Schedule 6.1	-	Jurisdictions of Organization and Qualification
Schedule 6.2	-	Subsidiaries and Capitalization
Schedule 6.9	-	ERISA Plans
Schedule 6.12	-	Labor and Collective Bargaining Agreements
Schedule 6.17	-	Existing Debt and Guaranty Obligations
Schedule 6.18	-	Litigation
Schedule 8.2	-	Existing Liens
Schedule 8.3	-	Existing Loans, Advances and Investments
Schedule 8.8	-	Transactions with Affiliates

v

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of January 13, 2012, by and among COMPX INTERNATIONAL INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Lender.

STATEMENT OF PURPOSE

Lender extended certain credit facilities to the Borrower pursuant to the Credit Agreement dated as of December 23, 2005, by and among the Borrower, the lenders identified therein and the administrative agent identified therein (as amended and modified, the “Existing Credit Agreement”).

The Borrower has requested, and the Lender has agreed, to terminate and replace the existing credit facilities provided under the Existing Credit Agreement, with the credit facilities extended to the Borrower on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

    ARTICLE I

         DEFINITIONS

Section 1.1 Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries.  The term “control” means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  The terms “controlling” and “controlled” have meanings correlative thereto.

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Alternative Currency” means (i) the Euro, (ii) the Canadian Dollar and (iii) with the prior written consent of the Lender, any other lawful currency (other than Dollars) which is freely transferable and convertible into Dollars in the United States currency market and freely available to the Lender in the London interbank deposit market.

“Alternative Currency Amount” means with respect to each Loan made or continued (or to be made or continued) in an Alternative Currency, the amount of such Alternative Currency which is equivalent to the principal amount in Dollars of such Loan at the most favorable spot exchange rate (to the Borrower) determined by the Lender to be available to it at approximately 11:00 a.m. (London time) two (2) Business Days before such Loan is made or continued (or to be made or continued).  When used with respect to any other sum expressed in Dollars, “Alternative Currency Amount” shall mean the amount of such Alternative Currency which is equivalent to the amount so expressed in Dollars at the most favorable spot exchange rate (to the Borrower) determined by the Lender to be available to it at the relevant time.

“Alternative Currency Commitment” means Fifteen Million Dollars ($15,000,000), as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof.

“Alternative Currency Facility” means the alternative currency facility established pursuant to Section 2.2.

“Alternative Currency Loan” means any revolving credit loan denominated in an Alternative Currency made by the Lender to the Borrower pursuant to Section 2.2, and all such Alternative Currency Loans collectively as the context requires.

“Alternative Currency Note” means the Alternative Currency Note made by the Borrower payable to the order of the Lender, substantially in the form of Exhibit A-3 hereto, evidencing the Alternative Currency Loans, and any amendments, supplements and modifications thereto, any substitutes therefor and any replacements, restatements, renewals or extensions thereof, in whole or in part.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” shall mean:  (i) in the case of each LIBOR Rate Loan, 2.25% and (ii) in the case of each Base Rate Loan, 1.00%; provided, that with respect to each LIBOR Rate Loan made in an Alternative Currency, the Applicable Margin shall include the Mandatory Cost Rate, as determined pursuant to the formula set forth on Schedule 1.1(b) hereto.

“Base Rate” means, at any time, the highest of (a) the Prime Rate or (b) the Federal Funds Rate plus ½ of 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.8.

“Borrower” has the meaning assigned thereto in the introductory paragraph hereto.

“Borrower Materials” has the meaning assigned thereto in Section 7.2.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day (other than a Saturday or Sunday) on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their domestic or international commercial banking business, as applicable, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day (i) that is a Business Day described in clause (a) and that is also a day for trading by and between banks in deposits for the applicable Permitted Currency in the London interbank market and (ii) on which banks are open for the conduct of their domestic and international banking business in the place where the Lender shall make available Loans in such Permitted Currency.  Notwithstanding the foregoing, with respect to any amount denominated or to be denominated in the Euro, any reference to a “Business Day” shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in New York, New York and prime banks in London generally provide quotations for deposits denominated in the Euro.

“Canadian Dollar” means, at any time of determination, the then official currency of Canada.

“Capital Expenditures” means, with respect to the Borrower and its Subsidiaries for any period, the aggregate amount of all expenditures of the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in “additions to property, plant and equipment” or comparable items reflected in the Consolidated financial statements of the Borrower and its Subsidiaries.

“Capital Lease” means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is the Lender, or an Affiliate of the Lender, in its capacity as a party to such Cash Management Agreement.

“Change in Control” shall have the meaning assigned thereto in Section 9.1(i).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 5.1 shall be satisfied or waived in all respects in a manner acceptable to the Lender, in its sole discretion.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agreement” means the collateral agreement of even date executed by the Borrower and each of the Subsidiary Guarantors and Borrower’s Wholly Owned Material Foreign Subsidiaries in favor of the Lender, substantially in the form of Exhibit I, as amended, restated, supplemented or otherwise modified from time to time.

“Commitment Fee” has the meaning assigned thereto in Section 4.3(a).

“Consolidated” means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Net Worth” means, with respect to the Borrower and its Subsidiaries, on any date of determination, the total stockholders’ equity (including capital stock, additional paid-in capital and retained earnings after deducting the treasury stock) of the Borrower and its Subsidiaries appearing on a Consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP (excluding on a cumulative basis any adjustments for foreign currency translation or other amounts representing “other comprehensive income” in accordance with GAAP).

“Costs of Acquisition” means, with respect to any Permitted Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication):  (i) the value of the capital stock, warrants or options to acquire capital stock of the Borrower or any Subsidiary of the Borrower to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any Debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Debt incurred, assumed or acquired by the Borrower or any Subsidiary of the Borrower in connection with such Permitted Acquisition, (iv) all additional purchase price amounts in the form of  earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Permitted Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary of the Borrower in connection with such Permitted Acquisition recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and (vii) out-of-pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred.  For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. (“NASDAQ”) or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported on, or immediately prior to, the acquisition date and (II) with respect to any other shares of capital stock, as reasonably determined by the Board of Directors of the Borrower, (B) the capital stock of any Subsidiary shall be valued as reasonably determined by the Board of Directors of such Subsidiary and (C) with respect to any Permitted Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

“Credit Facility” means, collectively, the Revolving Credit Facility, the Alternative Currency Facility and the L/C Facility.

“Credit Parties” means, collectively, the Borrower and the Subsidiary Guarantors.

“Debt” means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP:  (a) all liabilities, obligations and indebtedness of any such Person for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations of any such Person to pay a deferred purchase price for property or services (provided that “Debt” shall not include trade payables and other accrued liabilities arising in the ordinary course of business which are either (i) not more than ninety (90) days past due or (ii) if more than ninety (90) days past due, being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP), (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or partnership interests of such Person, (h) all net payment obligations incurred by any such Person pursuant to Hedging Agreements (solely to the extent that such net payment obligations are in excess of $2,000,000), (i) all outstanding payment obligations with respect to Synthetic Leases and (j) all obligations of any such Person under any asset securitization program.  For the purpose of item (h) above, (1) the amount of any net payment obligation pursuant to any Hedging Agreement on any date shall be deemed to be the Termination Value thereof as of such date and (2) “Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (A) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (B) for any date prior to the date referenced in clause (A), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include any Person that is the Lender or an Affiliate thereof at the time such Hedging Agreement is executed).

“Default” means any of the events specified in Section 9.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Disputes” means any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document, between or among parties hereto and to the other Loan Documents.

“Dollar Amount” means (a) with respect to each Loan made or continued (or to be made or continued), or Letter of Credit issued or extended (or to be issued or extended), in Dollars, the principal amount thereof and (b) with respect to each Loan made or continued (or to be made or continued) in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Loan, at the most favorable spot exchange rate (to the Borrower) determined by the Lender at approximately 11:00 a.m. (London time) two (2) Business Days before such Loan is made or continued (or to be made or continued).  When used with respect to any other sum expressed in an Alternative Currency, “Dollar Amount” shall mean the amount of Dollars which is equivalent to the amount so expressed in such Alternative Currency at the most favorable spot exchange rate (to the Borrower) determined by the Lender to be available to it at the relevant time.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any state of the United States or the District of Columbia.

“EBIT” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP:  (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income taxes, franchise taxes and similar taxes imposed in lieu of net income taxes, (ii) Interest Expense and (iii) all non cash charges associated with any asset impairment less (c) interest income; provided that for the purposes of determining EBIT for any period during which any Permitted Acquisition is consummated, EBIT shall be adjusted to give effect to the consummation of such Permitted Acquisition on a pro forma basis in accordance with GAAP, as if such Permitted Acquisition occurred on the first day of such period, such adjustments to be calculated in a manner reasonably satisfactory to the Lender.

“EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP:  (a) Net Income for such period plus (b) the sum of the following to the extent deducted in determining Net Income: (i) income taxes, franchise taxes and similar taxes imposed in lieu of net income taxes, (ii) Interest Expense, (iii) amortization, depreciation and other non-cash charges and (iv) all non cash charges associated with any asset impairment less (c) interest income; provided that for the purposes of determining EBITDA for any period during which any Permitted Acquisition is consummated, EBITDA shall be adjusted to give effect to the consummation of such Permitted Acquisition on a pro forma basis in accordance with GAAP, as if such Permitted Acquisition occurred on the first day of such period, such adjustments to be calculated in a manner reasonably satisfactory to the Lender.

“EMU”  means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the Council of European Union for the introduction of, change over to or operation of the Euro.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Euro” means the single currency of the Participating Member States of the European Union.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 9.1, provided that any requirement for passage of time, giving of notice, or any other condition has been satisfied.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable Lending Office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located.

“Existing Credit Agreement” has the meaning set forth in the Statement of Purpose.

“Facility Fee” has the meaning assigned thereto in Section 4.3(b).

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by the Lender.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on the nearest Sunday to December 31 (for United States reporting purposes).

“Foreign Subsidiary” means any Subsidiary of the Borrower not organized under the laws of any State of the United States or the District of Columbia.

“GAAP” means accounting principles generally accepted in the United States of America, as recognized by the U.S. Securities and Exchange Commission, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and (subject to Section 1.3) consistent with the prior financial practice of the Borrower and its Subsidiaries.  Any differences in the recognition of GAAP between such parties shall be resolved in favor of (i) the U.S. Securities and Exchange Commission over the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and (ii) the Financial Accounting Standards Board over the American Institute of Certified Public Accountants.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty Obligation” means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligations of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any substances or materials that are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, or that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Bank” means any Person that, at the time it enters into a Hedging Agreement permitted under Article VII, is the Lender, or an Affiliate of the Lender, in its capacity as a party to such Hedging Agreement.

“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedging Obligations” shall have the meaning assigned thereto in the definition of “Obligations.”

“Interest Expense” means, with respect to the Borrower and its Subsidiaries for any period, the gross interest expense of the Borrower and its Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

“Increased Amount Date” has the meaning assigned thereto in Section 4.13.

“Incremental Loan Commitments” has the meaning assigned thereto in Section 4.13.

“Incremental Loans” has the meaning assigned thereto in Section 4.13.

“Indemnified Taxes” means Taxes and Other Taxes other than Excluded Taxes.

“Interest Period” has the meaning assigned thereto in Section 4.1(b).

“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“IRS” means the United States Internal Revenue Service, or any successor thereto.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No.  590.

 “Joinder Agreement” means, collectively, each joinder agreement executed in favor of the Lender, substantially in the form of Exhibit J.

“L/C Commitment” means the lesser of (a) Five Million Dollars ($5,000,000) and (b) the Revolving Credit Commitment.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.4.

“Lender” means Wells Fargo.

“Lending Office” means the Lender maintaining the Lender’s Loans and Letters of Credit.

“Letter of Credit Application” means an application, in the form specified by the Lender from time to time, requesting the Lender to issue a Letter of Credit.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1.

“LIBOR” means,

(a)           for any interest rate calculation with respect to a LIBOR Rate Loan (or the Alternative Currency Amount thereof with respect to a borrowing to be made in an Alternative Currency), the rate of interest per annum determined on the basis of the rate for deposits in Dollars or in Alternative Currency for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR 01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Lender to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Lender at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(b)           for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m.  (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%).  If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Lender to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Lender at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Lender of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate” means

(i)           with respect to any LIBOR Rate Loan denominated in Dollars, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Lender pursuant to the following formula:

LIBOR Rate =                                LIBOR
1.00-Eurodollar Reserve Percentage

and

(ii)           with respect to any LIBOR Rate Loan denominated in any Alternative Currency, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to LIBOR.

Each calculation by the Lender of the LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Liquidity” means, with respect to the Borrower and its Subsidiaries as of any date of determination, (i) Consolidated cash and cash equivalents as of such date plus (ii) the aggregate Available Commitments as of such date.

“Loan Documents” means, collectively, this Agreement, the Notes, the Letter of Credit Applications, the Security Documents, each Joinder Agreement, the Fee Letter, the Waterloo Note (and any guaranty thereof), each Foreign Subsidiary Alternative Currency Loan Note, each Guaranty of Foreign Subsidiary Loan and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Lender in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedging Agreement and any Secured Cash Management Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

“Loans” means the collective reference to the Revolving Credit Loans and the Alternative Currency Loans (“Loan” means any of such Loans).

“Mandatory Cost Rate” means an addition to the interest rate on any Revolving Credit Loan or Alternative Currency Loan made by the Lender to compensate the Lender for the cost imputed to the Lender resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or the Financial Services Authority (or other Governmental Authorities of the United Kingdom) of a requirement to place non-interest bearing cash ratio deposits or special deposits (whether interest bearing or not) with the Bank of England and/or fees to the Financial Services Authority calculated by reference to liabilities used to fund the Revolving Credit Loans and the Alternative Currency Loans, expressed as a rate per annum and determined pursuant to the formula set forth on Schedule 1.1(b) hereto.

“Material Acquisition”  means any Permitted Acquisition, the Costs of Acquisition of which exceed five percent (5%) of the total net assets of the Borrower and its Subsidiaries as reflected on the financial statements delivered in accordance with Section 7.1.

“Material Adverse Effect” means a material adverse effect on (i) the properties, business, prospects, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any of its Subsidiaries to perform its material obligations under the Loan Documents to which it is a party, or (iii) the validity and enforceability of the Loan Documents.

“Material Domestic Subsidiary” means, at any time, (a) any Domestic Subsidiary of the Borrower with net assets in excess of five percent (5%) of the total net assets of the Borrower and its Subsidiaries as reflected on the financial statements delivered in accordance with Section 7.1, (b) any parent of any Domestic Subsidiary referred to in clause (a) of this definition, which parent is also a Domestic Subsidiary and which parent is not deemed a “Material Domestic Subsidiary” pursuant to clause (a) of this definition, (c) any Domestic Subsidiary of the Borrower voluntarily designated in writing to the Lender by the Borrower as a “Material Domestic Subsidiary” regardless of whether such Domestic Subsidiary is deemed a “Material Domestic Subsidiary” pursuant to clause (a) or (b) of this definition and (d) any Domestic Subsidiary of the Borrower that executes all the relevant joinder documents in compliance with Section 7.13 regardless of whether such Domestic Subsidiary is deemed a “Material Domestic Subsidiary” pursuant to clause (a), (b) or (c) of this definition.

“Material Foreign Subsidiary” means, at any time, (a) any Foreign Subsidiary of the Borrower directly owned by the Borrower or a Domestic Subsidiary of the Borrower with net assets in excess of five percent (5%) of the total net assets of the Borrower and its Subsidiaries as reflected on the financial statements delivered in accordance with Section 7.1 and (b) any Foreign Subsidiary of the Borrower voluntarily designated in writing to the Lender by the Borrower as a “Material Foreign Subsidiary” regardless of whether such Foreign Subsidiary is deemed a “Material Foreign Subsidiary” pursuant to clause (a) of this definition.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001 (a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make, contributions within the preceding six (6) years.

“Net Cash Position” means on any day, with respect to the Operating Account, a sum equal to the opening available balance in the Operating Account, plus any maturing investment principal and interest credited to the Operating Account, minus the daily presentment of checks and Operating Account holds, minus any floor balance which has been established to cover bank charges, minus any maturing interest debited to the Operating Account, in each case for such day.

“Net Income” means, with respect to the Borrower and its Subsidiaries, for any period of determination, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or loss) of any Person in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries, (c) the cumulative effect of a change in accounting principles required or permitted by a change in GAAP subsequent to the Closing Date, and (d) any net gain classified as an extraordinary item in accordance with GAAP.

“Notes” means the collective reference to the Revolving Credit Notes and the Alternative Currency Note and “Note” means any of such Notes.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 4.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and the Waterloo Note, (b) the L/C Obligations, (c) all existing or future payment and other obligations owing by the Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is the Lender hereunder or an Affiliate of the Lender hereunder at the time such Hedging Agreement is executed (all such obligations with respect to any such Hedging Agreement, “Hedging Obligations”) and (d)  all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lender, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.

“Operating Account” means the principal operating account of the Borrower maintained with Wells Fargo.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning assigned thereto in Section 10.10(b).

“Participating Member State” means each state so described in any EMU Legislation.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any of its current or former ERISA Affiliates.

“Permitted Acquisition” has the meaning set forth in Section 8.3(c).

“Permitted Acquisition Documents” means with respect to any acquisition proposed by the Borrower or any Subsidiary thereof, the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

“Permitted Currency” means Dollars or any Alternative Currency, or each such currency, as the context requires.

“Permitted Distribution Amount” means, on any date of determination, the lesser of (i) twelve and one-half cents ($0.125) times the number of shares of capital stock of the Borrower issued and outstanding as of the last day of the most recently ended calendar quarter and (ii) the amount that Borrower is permitted to distribute as a dividend or like distribution to its shareholders in respect of its shares of capital stock for such quarter pursuant to Applicable Law, its corporate governing documents and any contractual obligations applicable to it; provided, however, that the aggregate Permitted Distribution Amount shall not in any event exceed $8,000,000 in any calendar year.

“Permitted Holders” means (i) Harold C. Simmons, (ii) the trustees of the Harold C. Simmons Family Trust No. 1 dated January 1, 1964, the Harold C. Simmons Family Trust No. 2 dated January 1, 1964 and any trust or trusts established after the Closing Date for the benefit of Harold C. Simmons and/or his spouse or his or her descendants, whether natural or adopted (such trusts collectively, the “Trusts” and such individuals, collectively the “Beneficiaries”), (iii) each of the Trusts, (iv) each of the Beneficiaries, (v) any Person controlled, directly or indirectly, by one or more of the Persons described in clauses (i) through (iv) above, (vi) any employee benefit plan or pension fund of the Borrower or any Subsidiary and any Person holding any class of voting stock of the Borrower or Subsidiary for or pursuant to the terms of any such plan or fund, and (vii) any group made up of Persons described in clauses (i) through (vi) above.

“Permitted TIMET Debt” shall mean that certain unsecured term loan in the original principal amount of $42,230,190.00 made by TIMET Finance Management Company to the Borrower, as evidenced by a certain note dated September 21, 2009 (a copy of which is attached hereto as Schedule 1.1(a)), and which is subordinate to the repayment of the Obligations upon terms and conditions satisfactory to the Lender.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

“Pounds Sterling” means, at any time of determination, the then official currency of the United Kingdom of Great Britain and Northern Ireland.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Lender as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Specified Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Permitted Acquisition shall be included; provided that the foregoing pro forma adjustments may be applied to any such definition, test or financial covenant solely to the extent that such adjustments (i) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower delivered to the Lender and (ii) are calculated on a basis consistent with GAAP and Regulation S-X of the Exchange Act.

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Lender pursuant to Section 3.4 for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person reasonably acceptable to the Lender.  Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” has the meaning set forth in Section 8.6.

“Revolving Credit Commitment” means the obligation of the Lender to make Revolving Credit Loans to the account of the Borrower hereunder as may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 4.13).  The Revolving Credit Commitment on the Closing Date shall be $30,000,000.

“Revolving Credit Facility” means the revolving credit and alternative currency facilities established pursuant to Article II.

“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Revolving Credit Maturity Date” means the earliest to occur of (a) January 27, 2015 or (b) the date of termination of the Revolving Credit Commitment pursuant to Section 9.2(a).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of the Lender evidencing the Revolving Credit Loans, substantially in the form attached as Exhibit A-1, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Alternative Currency Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Alternative Currency Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party and any Cash Management Bank.

“Secured Hedging Agreement” means any Hedging Agreement permitted under Article VIII, in each case that is entered into by and between any Credit Party and any Hedge Bank.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedging Agreement and (ii) any Secured Cash Management Agreement.

“Security Documents” means the collective reference to the Subsidiary Guaranty Agreement, the Collateral Agreement and each other agreement or writing pursuant to which the Borrower or any Subsidiary thereof purports to guaranty the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Solvent” means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, at fair valuation, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“Subordinated Debt” means the collective reference to any Debt of the Borrower or any Subsidiary subordinated in right and time of payment to the Obligations and containing such other terms and conditions, in each case as are satisfactory to the Lender.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, Capital Stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).  Unless otherwise qualified references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

“Subsidiary Guarantors” means the Material Domestic Subsidiaries of the Borrower.

“Subsidiary Guaranty Agreement” means the unconditional guaranty agreement of even date executed by the Subsidiary Guarantors in favor of the Lender, for the ratable benefit of itself and the Lender, substantially in the form of Exhibit H, as amended, restated, supplemented or otherwise modified from time to time.

“Sweep Plus Loan Service Program” means the Sweep Plus Loan Service Program of Wells Fargo and any other cash management arrangement which the Borrower and Wells Fargo agree should be included in the borrowing and repayment of Revolving Credit Loans.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Termination Event” means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect:  (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001 (a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

 “Total Funded Debt” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Debt of the Borrower and its Subsidiaries.

“Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (signed February 7, 1992), as amended from time to time.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No.  600.

“United States” means the United States of America.

“Waterloo Note” means that certain promissory note dated January 13, 2012 from Waterloo Furniture Components Limited in favor of Wells Fargo in the original principal amount of C$5,000,000 (as amended, modified, restated or supplemented from time to time).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Wholly-Owned” means, with respect to a Subsidiary, any Subsidiary for which all of the shares of Capital Stock or other ownership interests are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower).

Section 1.2 Other Definitions and Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including” and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.3 Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 7.1(a), except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

Section 1.4 Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.5 References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.6 Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.7 Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

Section 1.8 Guaranty Obligations.  Unless otherwise specified, the amount of any Guaranty Obligation shall be the lessor of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation.

ARTICLE II

REVOLVING CREDIT FACILITY

Section 2.1 Revolving Credit Loans.  (a)  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein, the Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that the principal amount of outstanding Revolving Credit Loans from the Lender plus the outstanding L/C Obligations and outstanding Alternative Currency Loans shall not at any time exceed the Revolving Credit Commitment.  Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

(b)           Sweep Plus Loan Service Program.  The Borrower shall borrow all Revolving Credit Loans in accordance with the Sweep Plus Loan Service Program.  On each Business Day, the Lender shall calculate the Net Cash Position.  If the Net Cash Position is less than zero, then the Borrower shall be deemed to have irrevocably requested that the Lender make a Revolving Credit Loan to the Borrower in an amount equal to the lesser of (i) the amount of the deficit Net Cash Position and (ii) the amount that is (1) the Revolving Credit Commitment less (2) the sum of the aggregate principal amount of all outstanding Loans and all outstanding L/C Obligations; provided, however, that the obligation of the Lender to make any such Revolving Credit Loan to the Borrower shall be subject to all the terms and conditions hereof (including, without limitation, Section 5.2 hereof).  Principal and interest on Revolving Credit Loans deemed requested pursuant to this Section 2.1(b) hereof shall be paid pursuant to the terms and conditions of the Sweep Plus Loan Service Program without any deduction, setoff or counterclaim whatsoever.  Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Plus Loan Service Program, the principal of the Revolving Credit Loans shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date.

Section 2.2 Alternative Currency Loans.

(a)           Availability.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, the Lender agrees to make Alternative Currency Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Termination Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that, based upon the Dollar Amount of all outstanding Loans and L/C Obligations, immediately after the making of any such Alternative Currency Loans, the aggregate principal amount of all outstanding Alternative Currency Loans shall not exceed the lesser of (i) the Alternative Currency Commitment and (ii) the amount that is (A) the Revolving Credit Commitment, less (B) the sum of the aggregate principal amount of all outstanding Loans and all outstanding L/C Obligations.  Alternative Currency Loans shall be funded in an amount equal to the Alternative Currency Amount of such Alternative Currency Loan.  Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Alternative Currency Loans hereunder until the Revolving Credit Termination Date.  The Alternative Currency Loans and the obligation of the Borrower to repay such Alternative Currency Loans shall be evidenced by a separate Alternative Currency Note executed by the Borrower payable to the order of the Lender.

    (b)    Separate Alternative Currency Loans.  Borrower may elect by written notice to the Lender to cause a Foreign Subsidiary to directly borrow an Alternative Currency Loan hereunder.  Such Foreign Subsidiary shall become a borrower of an Alternative Currency Loan only upon the satisfaction of each of the following conditions precedent:  (a) the Lender shall have consented in writing to the addition of such Foreign Subsidiary as a borrower of an Alternative Currency Loan, which consent shall not be unreasonably withheld or delayed, (b) such Foreign Subsidiary shall execute and deliver to the Lender a Foreign Subsidiary Alternative Currency Loan Note substantially in the form of Exhibit J attached hereto, (c) Borrower shall execute and deliver to the Lender a Guaranty of Foreign Subsidiary Loan substantially in the form of Exhibit K attached hereto and (d) the Lender shall have received such additional due diligence, financial information, documents, instruments or agreements as the Lender may reasonably require (including, without limitation, resolutions of such Foreign Subsidiary demonstrating its authority to complete the transaction).   Any such Alternative Currency Loan made directly to a Foreign Subsidiary pursuant to this Section 2.2(b), including but not limited to the Waterloo Note, shall constitute an Alternative Currency Loan under the Credit Agreement.

(c)           Refunding of Alternative Currency Loans.  Upon the occurrence and during the continuance of an Event of Default, each Alternative Currency Loan may, at the discretion of the Lender, be converted immediately to a Base Rate Loan funded in Dollars by the Lender in an amount equal to the Dollar Amount of such Alternative Currency Loan for the remainder of the Interest Period applicable to such Alternative Currency Loan.  Such Base Rate Loan shall thereafter be reflected as a Revolving Credit Loan of the Lender.

Section 2.3 Procedure for Advances of Alternative Currency Loans

.

(a)           Requests for Borrowing of Alternative Currency Loans.  The Borrower shall give the Lender irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (London time) at least four (4) Business Days before each LIBOR Rate Loan denominated in an Alternative Currency, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an aggregate principal Alternative Currency Amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof and (C) the duration of the Interest Period applicable thereto.  A Notice of Borrowing received after 11:00 a.m. (London time) shall be deemed received on the next Business Day.

(b)           Disbursement of Alternative Currency Loans.  Not later than 11:00 a.m. (London time) on or before the proposed borrowing date for any Alternative Currency Loan, the Lender will make available to the Borrower for the account of the Borrower, in the requested Alternative Currency in funds immediately available to the Borrower, the Alternative Currency Loan to be made on such borrowing date.  The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested pursuant to this Section 2.3 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Lender or as may be otherwise requested by the Borrower from time to time (subject to the reasonable consent of the Lender).

Section 2.4 Repayment and Prepayment of Revolving Credit Loans and Alternative Currency Loans

.

(a)           Repayment on Termination Date.  The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date and (ii) all Alternative Currency Loans in full in the Alternative Currency in which each Alternative Currency Loan was initially funded on the Revolving Credit Maturity Date, together, in each case, with all accrued but unpaid interest thereon.

(b)           Mandatory Prepayments.  If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the Lender, by payment to the Lender, Loans and L/C Obligations in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Revolving Credit Loans, second to the principal amount of outstanding Alternative Currency Loans and third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Lender, in an amount equal to such excess (such cash collateral to be applied in accordance with Section 9.2(b)).

(c)           Optional Prepayments.  Prepayments of Revolving Credit Loans shall be permitted in accordance with the terms and conditions of the Sweep Plus Loan Service Program.  The Borrower may at any time and from time to time prepay Alternative Currency Loans, in whole or in part, with irrevocable prior written notice to the Lender substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (London time) at least four (4) Business Days’ in advance, specifying the date and amount of prepayment of such Alternative Currency Loans.  If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice.  Partial prepayments shall be in an aggregate amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (based upon the Alternative Currency Amount thereof), or as otherwise agreed to by the Lender and the Borrower.  A Notice of Prepayment received after 11:00 a.m. (London time) shall be deemed received on the next Business Day.  Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

(d)           Limitation on Prepayment of Alternative Currency Loans.  The Borrower may not prepay any Alternative Currency Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

(e)           Hedging Agreements.  No repayment or prepayment pursuant to this Section shall affect any of the Borrower’s obligations under any Hedging Agreement.

Section 2.5 Termination of Revolving Credit Facility.  The Credit Facility shall terminate on the Revolving Credit Maturity Date.

                            ARTICLE III
LETTER OF CREDIT FACILITY

Section 3.1 L/C Commitment.  Subject to the terms and conditions hereof, the Lender agrees to issue standby letters of credit (the “Letters of Credit”) for the account of the Borrower on any Business Day from the Closing Date through but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the Lender; provided, that the Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment.  Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000, (or such lesser amount as agreed to by the Lender), (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the Lender and, to the extent not inconsistent therewith, the laws of the State of New York.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.

Section 3.2 Procedure for Issuance of Letters of Credit.  The Borrower may from time to time request that the Lender issue a Letter of Credit by delivering to the Lender at the Lender’s Office a Letter of Credit Application therefor, completed to the satisfaction of the Lender, and such other certificates, documents and other papers and information as the Lender may request.  Upon receipt of any Letter of Credit Application, the Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V, promptly issue the Letter of Credit requested thereby (but in no event shall the Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Lender and the Borrower.

Section 3.3 Commissions and Other Charges.

(a)           Letter of Credit Commissions.  The Borrower shall pay to the Lender, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit times the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis).  Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Lender.

(b)           Issuance Fee.  In addition to the foregoing commission, the Borrower shall pay to the Lender, an issuance fee with respect to each Letter of Credit as set forth in the Fee Letter.  Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Lender.

(c)           Other Costs.  In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Lender for such normal and customary costs and expenses as are incurred or charged by the Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

Section 3.4 Reimbursement Obligation of the Borrower.  In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the Lender on each date on which the Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Lender in connection with such payment.  Unless the Borrower shall immediately notify the Lender that the Borrower intends to reimburse the Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Lender requesting that the Lender make a Revolving Credit Loan bearing interest at the LIBOR Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Lender in connection with such payment, and the Lender shall make a Revolving Credit Loan bearing interest at the LIBOR Rate in such amount, the proceeds of which shall be applied to reimburse the Lender for the amount of the related drawing and costs and expenses.  The Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse the Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article V.  If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

Section 3.5 Obligations Absolute.  The Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the Lender or any beneficiary of a Letter of Credit or any other Person.  The Borrower also agrees that the Lender shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.  The Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment.  The Borrower agrees that any action taken or omitted by the Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of the Lender to the Borrower.  The responsibility of the Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

Section 3.6 Effect of Letter of Credit Application.  To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                            ARTICLE IV

GENERAL LOAN PROVISIONS
Section 4.1 Interest.

(a)           Interest Rate.  Unless required to be Base Rate Loans in accordance with Section 4.8, (i) all Revolving Credit Loans shall bear interest for each day at the LIBOR Rate for such day (utilizing an Interest Period of one month) plus the Applicable Margin (provided that each change in the LIBOR Rate shall be effective as of the opening of business on the day such change in the LIBOR Rate occurs) and (ii) Alternative Currency Loans shall bear interest at the LIBOR Rate plus the Applicable Margin.  The Borrower shall select the Interest Period applicable to any Alternative Currency Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2.  Any  Alternative Currency Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed to have an Interest Period of one (1) month and shall be made four (4) Business Days after receipt of such notice.

(b)           Interest Periods.  In connection with each Alternative Currency Loan, the Borrower, by giving notice at the times described in Section 2.3 or 5.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months; provided that:

(i)           the Interest Period shall commence on the date of advance of or conversion to any Alternative Currency Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii)           if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to an Alternative Currency Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii)           any Interest Period with respect to an Alternative Currency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv)           no Interest Period shall extend beyond the Revolving Credit Maturity Date; and

(v)           there shall be no more than six (6) Interest Periods in effect at any time.

(c)           Default Rate.  Subject to Section 9.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 9.1(a), (b), (j) or (k), or (ii) at the election of the Lender, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Alternative Currency Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans (including, without limitation, Alternative Currency Loans) shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Lender.  Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d)           Interest Payment and Computation.  Interest on each Alternative Currency Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period.  To the extent that Base Rate Loans are required by Section 4.8, interest on each such Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter.  All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest provided hereunder shall be made on the basis of a 360- day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year), except, to the extent that Pounds Sterling is agreed upon as an Alternative Currency pursuant to the definition thereof, for Alternative Currency Loans denominated in Pounds Sterling which shall be computed on the basis of a 365/66-day year.

(e)           Maximum Rate.  In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law.  It is the intent hereof that the Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

Section 4.2 Notice and Manner of Conversion or Continuation of Alternative Currency Loans.  Provided that no Default or Event of Default has occurred and is then continuing, and upon the expiration of any Interest Period, the Borrower shall have the option to continue any LIBOR Rate Loan denominated in any Alternative Currency in a principal amount of $2,000,000 or any whole multiple of $1,000,000 in excess thereof (based on the Alternative Currency Amount thereof) as a LIBOR Rate Loan in the same Alternative Currency.  Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Lender irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. (London time) four (4) Business Days before the day on which a proposed conversion or continuation of such Alternative Currency Loan is to be effective specifying (A) the Alternative Currency Loans to be converted or continued, and the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Alternative Currency Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued Alternative Currency Loan.

Section 4.3 Fees.

(a)           Commitment Fee.  Commencing on the Closing Date, the Borrower shall pay to the Lender a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to 0.40% on the average daily unused portion of the Revolving Credit Commitment of the Lender.  The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 2012 and ending on the Revolving Credit Maturity Date.

(b)           Facility Fee.  On the Closing Date, the Borrower shall pay to the Lender a non-refundable facility fee (the “Facility Fee”) of $30,000.00.

Section 4.4 Manner of Payment.

(a)           Sharing of Payments.  Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lender under this Agreement shall be made not later than 1:00 p.m.  on the date specified for payment under this Agreement to the Lender in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever.  Any payment received after such time but before 2:00 p.m.  on such day shall be deemed a payment on such date for the purposes of Section 9.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes.

(b)           Alternative Currency Loans.  Each payment by the Borrower on account of the principal of or interest on the Alternative Currency Loans shall be made in such Alternative Currency not later than 11:00 a.m. (London time) on the date specified for payment under this Agreement to the Lender for the account of the Lender (other than as set forth below) in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever.  Any payment received after such time but before 12:00 noon (the time of the Lender’s office) on such day shall be deemed a payment on such date for the purposes of Section 9.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 12:00 noon (the time of the Lender’s office) shall be deemed to have been made on the next succeeding Business Day for all purposes.

Section 4.5 Evidence of Indebtedness.

(a)           Loans.  The Loans and Letters of Credit made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business.  The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lender to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  The Borrower shall execute and deliver to the Lender a Revolving Credit Note and/or Alternative Currency Note, as applicable, which shall evidence the Lender’s Revolving Credit Loans and/or Alternative Currency Loans, as applicable, in addition to such accounts or records.  The Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Section 4.6 Redenomination of Alternative Currency Loans.

(a)           Conversion to the Base Rate.  If any Alternative Currency Loan is required to bear interest at the Base Rate rather than the LIBOR Rate pursuant to Section 4.1(c), Section 4.8 or any other applicable provision hereof, such Loan shall be funded in Dollars in an amount equal to the Dollar Amount of such Alternative Currency Loan.  The Borrower shall reimburse the Lender upon any such conversion for any amounts required to be paid under Section 4.9.

(b)           Redenomination of Loans and Obligations.  (i) Any Loan to be denominated in the currency of the applicable Participating Member State shall be made in the Euro, and (ii) any obligation of any party under this Agreement or any other Loan Document which has been denominated in the currency of a Participating Member State shall be redenominated into the Euro.

(c)           Further Assurances.  The terms and provisions of this Agreement will be subject to such reasonable changes of construction as determined by the Lender to reflect the implementation of the EMU in any Participating Member State or any market conventions relating to the fixing and/or calculation of interest being changed or replaced and to  reflect market practice at that time, and subject thereto, to put the Lender and the Borrower in the same position, so far as possible, that they would have been if such implementation had not occurred.  In connection therewith, the Borrower agrees, at the request of the Lender, at the time of or at any time following the implementation of the EMU in any Participating Member State or any market conventions relating to the fixing and/or calculation of interest being changed or replaced, to enter into an agreement amending this Agreement in such manner as the Lender shall reasonably request.

Section 4.7 Regulatory Limitation.  In the event, as a result of increases in  the value of Alternative Currencies against the Dollar or for any other reason, the obligation of Lender to make Loans (taking into account the Dollar Amount of the Obligations and all other indebtedness required to be aggregated under 12 U.S.C.A. §84, as amended, the regulations promulgated thereunder and  any other Applicable Law) is determined by the Lender to exceed its then  applicable legal lending limit under 12 U.S.C.A. §84, as amended, and the  regulations promulgated thereunder, or any other Applicable Law, the amount of additional Loans the Lender shall be obligated to make or issue hereunder shall immediately be reduced to the maximum amount which the Lender may legally advance (as determined by the Lender), to the extent necessary under such laws and regulations (as determined by the Lender, with respect to the applicability of such laws and regulations to itself), and the Borrower shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Obligations outstanding hereunder by an amount sufficient to comply with such maximum amounts.

Section 4.8 Changed Circumstances.

(a)           Circumstances Affecting LIBOR Rate and Alternative Currency Availability.  If with respect to any Interest Period for any LIBOR Rate Loan, the Lender shall determine that (i) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars or an Alternative Currency in the applicable amounts are not being quoted via Dow Jones Market Screen 3750 or the applicable Reuters Screen Page or offered to the Lender for such Interest Period, (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) or (iii) it has become otherwise materially impractical for the Lender to make such Alternative Currency Loans, then the Lender shall forthwith give notice thereof to the Borrower.  Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, the obligation of the Lender, as applicable, to make LIBOR Rate Loans or Alternative Currency Loans, as applicable, and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or an Alternative Currency Loan, as applicable, shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan or Alternative Currency Loan, as applicable, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or Alternative Currency Loan, as applicable, or convert the then outstanding principal amount of each such LIBOR Rate Loan or Alternative Currency Loan, as applicable, to a Base Rate Loan in Dollars as of the last day of such Interest Period; provided that if the Borrower elects to make such conversion, the Borrower shall pay to the Lender any and all costs, fees and other expenses incurred by the Lender in effecting such conversion.  All Base Rate Loans shall bear interest at the Base Rate plus the Applicable Margin.

(b)           Laws Affecting LIBOR Rate and Alternative Currency Availability.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any of its Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for the Lender (or any of its Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Alternative Currency Loan, the Lender shall promptly give notice thereof to the Borrower.  Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lender or the Lender, as applicable, to make LIBOR Rate Loans or Alternative Currency Loans, as applicable, and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan or an Alternative Currency Loan, as applicable, shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if the Lender may not lawfully continue to maintain a LIBOR Rate Loan or an Alternative Currency Loan, as applicable, to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan or Alternative Currency Loan, as applicable, the applicable LIBOR Rate Loan or an Alternative Currency Loan, as applicable, shall immediately be converted to a Base Rate Loan in Dollars for the remainder of such Interest Period; provided that if the Borrower elects to make such conversion, the Borrower shall pay to the Lender any and all costs, fees and other expenses incurred by the Lender in effecting such conversion, including any amounts required to be paid under Section 4.9.

Section 4.9 Indemnity.  The Borrower hereby indemnifies Lender against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to the Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan or an Alternative Currency Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan or any Alternative Currency Loan on a date other than the last day of the Interest Period therefor.  The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that the Lender funded the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical.  A certificate of the Lender setting forth the basis for determining such amount or amounts necessary to compensate the Lender shall be forwarded to the Borrower and shall be conclusively presumed to be correct save for manifest error.

Section 4.10 Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, the Lender (except any reserve requirement reflected in the LIBOR Rate) or the Lender;

(ii)           subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, or any LIBOR Rate Loan or Alternative Currency Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.11 and the imposition of, or any change in the rate of any Excluded Tax payable by the Lender); or

(iii)           impose on the Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans or Alternative Currency Loans made by the Lender or any Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting into or maintaining any LIBOR Rate Loan or an Alternative Currency Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to the Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon written request of the Lender, the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If the Lender determines that any Change in Law affecting the Lender or any lending office of the Lender or Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s or the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of the Lender or the Loans made by the Lender, or the Letters of Credit issued by the Lender, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s or the Lender’s policies and the policies of the Lender’s or the Lender’s holding company with respect to capital adequacy), then from time to time upon written request of the Lender or the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Exchange Indemnification and Increased Costs.  The Borrower shall, upon demand from the Lender, pay to the Lender, the amount of (i) any loss or cost or increased cost incurred by the Lender, (ii) any reduction in any amount payable to or in the effective return on the capital to the Lender, (iii) any interest or any other return, including principal, foregone by the Lender as a result of the introduction of, change over to or operation of the Euro, or (iv) any currency exchange loss, that Lender sustains as a result of any payment being made by the Borrower in a currency other than that originally extended to the Borrower.  A certificate of the Lender setting forth the basis for determining such additional amount or amounts necessary to compensate the Lender shall be conclusively presumed to be correct save for manifest error.

Section 4.11 Taxes

.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)           Payment of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)           Indemnification by the Borrower.  The Borrower shall indemnify the Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Borrower shall not be obligated to indemnify the Lender for any amount in respect of any such penalties, interest or reasonable expenses if written demand therefor was not made by the Lender within 180 days from the date on which such party makes payment for such penalties, interest or expenses; provided further that the foregoing limitation shall not apply to any such penalties, interest or reasonable expenses arising out of the retroactive application of any such Indemnified Tax or Other Tax.  A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender, shall be conclusive absent manifest error.  In addition, the Borrower shall indemnify the Lender within ten (10) days after demand therefor, for any incremental Taxes that may become payable by the Lender as a result of any failure of any Credit Party to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Lender, pursuant to clause (d), documentation evidencing the payment of Taxes.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)           Treatment of Certain Refunds.  If the Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid by the Borrower pursuant to this Section), it shall pay to the applicable indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable indemnifying party, upon the request of the Lender, agrees to repay the amount paid over pursuant to this Section (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g)           Survival.  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of the Obligations and the termination of the Revolving Credit Commitment.

Section 4.12 Mitigation Obligations.  If the Lender requests compensation under Section 4.10, or requires the Borrower to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 4.11, then the Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or Section 4.11, as the case may be, in the future and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

Section 4.13 Incremental Loans.

(a)           At any time, the Borrower may by written notice to the Lender elect to request the establishment of one or more increases in the Revolving Credit Commitment, an “Incremental Loan Commitment”) to make incremental revolving credit loans (the “Incremental Loans”); provided that (1) the total aggregate amount for all such Incremental Loan Commitments shall not (as of any date of incurrence thereof) exceed $20,000,000 and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $5,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1).  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Lender.  The Borrower may invite the Lender to provide an Incremental Loan Commitment.  The Lender may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment.  Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(A)           no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

(B)           the Lender shall have received from the Borrower an Officer’s Compliance Certificate demonstrating that the Borrower will be in compliance on a pro forma basis with the financial covenants set forth in Section 8.15 both before and after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

(C)           the proceeds of any Incremental Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions);

(D)           each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Loans on a pari passu basis;

(E)           the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan) reasonably requested by Lender in connection with any such transaction.

ARTICLE V

CONDITIONS OF CLOSING AND BORROWING

Section 5.1 Conditions to Closing.  The obligation of the Lender to close this Agreement and to make the initial Loan or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a)           Executed Loan Documents.  The following Loan Documents in form and substance satisfactory to the Lender:

(i)           this Agreement,

(ii)           the Revolving Credit Note,

(iii)           the Alternative Currency Note,

(iv)           the Subsidiary Guaranty Agreement;

(v)           the Collateral Agreement; and

(vi)           each other applicable Loan Document;

shall have been duly authorized, executed and delivered to the Lender by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Lender.

(b)           Closing Certificates; Etc.

(i)           Officer’s Certificate of the Borrower.  The Lender shall have received a certificate from a Responsible Officer of the Borrower, in form and substance satisfactory to the Lender, to the effect that all representations and warranties of the Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower and its Subsidiaries are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower and its Subsidiaries have satisfied each of the closing conditions.

(ii)           Certificate of Secretary of each Subsidiary Guarantor.  The Lender shall have received a certificate of the secretary or assistant secretary of the Borrower and each Subsidiary Guarantor certifying as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary Guarantor executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation of the Borrower or such Subsidiary Guarantor and all amendments thereto, certified by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of the Borrower or such Subsidiary Guarantor as in effect on the date of such certifications, (C) resolutions duly adopted by the Board of Directors of the Borrower and such Subsidiary Guarantor authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.1(b)(iii).

(iii)           Certificates of Good Standing.  The Lender shall have received (A) certificates as of a recent date of the good standing of the Borrower and each Subsidiary Guarantor under the laws of its jurisdiction of organization and, to the extent requested by the Lender, each other jurisdiction where the Borrower and each Subsidiary Guarantor is qualified to do business and (B) a certificate of the relevant taxing authority of the jurisdiction of organization of the Borrower and each Subsidiary Guarantor certifying that such Person has filed required tax returns and owes no delinquent taxes.

(iv)           Opinions of Counsel.  The Lender shall have received favorable opinions of counsel to the Borrower and each Subsidiary Guarantor addressed to the Lender with respect to the Borrower, the Subsidiary Guarantors, the Loan Documents and such other matters as the Lender shall request.

(c)           Security Interests/Pledged Collateral.  To the extent that the Applicable Laws and practices of any relevant foreign jurisdiction provide for the issuance of stock certificates or other certificates, the Lender shall have received original stock certificates or other certificates (or the equivalent taking into account the Applicable Laws and practices of any relevant foreign jurisdiction) of each Material Foreign Subsidiary evidencing the capital stock or other ownership interests pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof; provided that the Borrower may evidence compliance herewith by providing a perfected first priority security interest (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) in the relevant indicia of ownership of such Material Foreign Subsidiary; provided, further, that the Borrower or the applicable Domestic Subsidiary of the Borrower owning the capital stock or other ownership interests of such Material Foreign Subsidiary shall not be required to pledge more than that percentage of all issued and outstanding shares of all capital stock or other ownership interests of such Foreign Subsidiary the granting of a security interest in which shall not result in material adverse tax consequences to the Borrower or such applicable Domestic Subsidiary (it being acknowledged by the Borrower and the Lender as of the Closing Date, such percentage required to be pledged is sixty-five percent (65%)); provided, further, and notwithstanding anything in the Loan Documents to the contrary, (A) the Borrower shall not be required to deliver a foreign pledge agreement unless reasonably requested to do so by the Lender and (B) the Borrower shall not be required to make any representations or warranties or deliver an opinion of counsel as to the perfection, validity and binding nature of the security interests created pursuant to such foreign pledge agreement unless reasonably requested to do so by the Lender.

(d)           Consents; Defaults.

(i)           Governmental and Third Party Approvals.  The Borrower shall have obtained all necessary material approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

(ii)           No Injunction, Etc.  No action, suit, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the other Loan Documents or the consummation by the Borrower or any of its Subsidiaries of the transactions contemplated hereby or thereby, or which would be reasonably likely to have a Material Adverse Effect.

(iii)           No Event of Default.  No Default or Event of Default shall have occurred and be continuing.

(e)           Financial Matters.

(i)           Financial Statements.  The Lender shall have received the audited Consolidated financial statements of the Borrower and its Subsidiaries for each of the Borrower’s Fiscal years ending in 2010, 2009 and 2008, each as filed with the Securities and Exchange Commission and prepared in accordance with GAAP.

(ii)           Financial Condition Certificate.  The Borrower shall have delivered to the Lender a certificate, in form and substance satisfactory to the Lender, and certified as accurate by a Responsible Officer, that (A) the Borrower and each of its Subsidiaries are each Solvent as of the Closing Date, (B) attached thereto are calculations evidencing compliance with the covenants contained in Section 8.15 hereof as of the most recent quarterly financial statements of the Borrower and its Subsidiaries, and (C) the financial projections previously delivered to the Lender represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries as of the date thereof.

(iii)           Payment at Closing.  The Borrower shall have paid to the Lender the fees set forth or referenced in Section 4.3 and any other fees due hereunder (provided, however, Borrower shall pay the reasonable legal fees and expenses of Lender promptly after closing).

(f)           Miscellaneous.

(i)           Existing Indebtedness.  All existing Debt of the Borrower and its Subsidiaries (including Debt under the Existing Credit Agreement but excluding the Waterloo Note and other Debt permitted pursuant to Section 8.1) shall be repaid in full and terminated and all collateral security therefor shall be released, and the Lender shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release.  Any existing Debt permitted pursuant to Section 8.1 shall be on terms and conditions reasonably satisfactory to the Lender.

(ii)           Miscellaneous Matters.  The Lender shall have received such information as it may have requested from the Borrower and its Subsidiaries relating to litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), leases of real property, agreements evidencing Debt, ownership of assets by the Borrower or any of its Subsidiaries, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries (including, as applicable, copies of all documents, instruments and agreements relating to such subjects), and such information shall be in form and substance satisfactory to Lender.

(iii)           Other Documents.  All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender.  The Lender shall have received copies of all other documents, certificates and instruments reasonably requested thereby with respect to the transactions contemplated by this Agreement.

Section 5.2 Conditions to All Loans and Letters of Credit

.  The obligations of the Lender to make or participate in any Loans, convert or continue any Loan and/or the Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(a)           Continuation of Representations and Warranties.  The representations and warranties contained in Sections 6.1, 6.3, 6.4, 6.5, 6.9, 6.12 and 6.13 shall be true and correct on and as of such borrowing, conversion, continuation, issuance or extension date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

(b)           No Existing Default.  No Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c)           Notices.  The Lender shall have received a Notice of Borrowing or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a) or Section 4.2, as applicable.

(d)           Additional Documents.  The Lender shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Lender to enter into this Agreement and to induce the Lender to make the Loans and the Letters of Credit, the Credit Parties hereby represent and warrant to the Lender both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 5.2, that:

Section 6.1 Organization; Power; Qualification.  Each of the Borrower and its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the power and authority to own its Properties and to carry on its business and (iii) is duly qualified and authorized to do business in each jurisdiction in which its business requires such qualification and authorization, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.  The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1.

Section 6.2 Ownership.  Each Subsidiary of the Borrower as of the Closing Date is listed, and the Material Domestic Subsidiaries and Material Foreign Subsidiaries are identified as such, on Schedule 6.2.  As of the Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.2.  All outstanding shares or equity interests have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights.  The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each as of the Closing Date are described on Schedule 6.2.  As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except pursuant to plans and agreements described in the Borrower’s periodic filings with the SEC.

Section 6.3 Authorization of Agreement, Loan Documents and Borrowing.  Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms.  This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 6.4 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.  The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Loan and L/C Obligations hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any material Governmental Approval or violate any material Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iii) result in or require the creation or imposition of any material Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (iv) require any material consent or material authorization of, material filing with, or other material act in respect of, an arbitrator or Governmental Authority and no material consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

Section 6.5 Compliance with Law; Governmental Approvals.  Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to Borrower’s knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance in all material respects with each Governmental Approval applicable to it, (iii) is in compliance, and has been in compliance, with all Applicable Laws relating to it or any of its respective properties and (iv) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except where the failure to comply with or satisfy could not reasonably be expected to have a Material Adverse Effect.

Section 6.6 Taxes.  No Governmental Authority has asserted any Lien or other claim against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved, except unpaid taxes which are being contested in good faith and for which  adequate reserves have been provided in accordance with GAAP.

Section 6.7 Intellectual Property Matters.  Each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except for those, the failure of which to own or possess, could not reasonably be expected to have a Material Adverse Effect.  To its knowledge, (i) no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights and (ii) neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, in each case which could reasonably be expected to have a Material Adverse Effect.

Section 6.8 Environmental Matters.

(a)           To the Borrower’s knowledge, there is no contamination at, under or about the borrower’s or any of its Subsidiaries’ properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof, except to the extent any such  non-compliance or contamination could not reasonably be expected to have a Material Adverse Effect;

(b)           Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; and

(c)           To the Borrower’s knowledge, Hazardous Materials have not been transported or disposed of by the Borrower or any of its Subsidiaries or by any other Person to or from the properties owned, leased or operated by the Borrower and its Subsidiaries in a manner or to a location which could give rise to liability under Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

Section 6.9 ERISA.

(a)           As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.9;

(b)           Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired;

(c)           As of the Closing Date, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has there been any event requiring any disclosure under Section 4041 (c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan; and

(d)           No Termination Event has occurred or is reasonably expected to occur.

Section 6.10 Margin Stock.  Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System).  No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

Section 6.11 Government Regulation.  Neither the Borrower nor any Subsidiary thereof is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

Section 6.12 Employee Relations.  Each of the Borrower and its Subsidiaries is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 6.12.  The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

Section 6.13 Financial Statements.  The (i) audited Consolidated balance sheet, statement of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of December 31, 2010 and (ii) unaudited Consolidated balance sheet, statement of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of September 30, 2011 and, in each case including the accompanying notes, copies of which have been furnished to the Lender, are complete and correct and fairly present on a Consolidated basis the financial position, results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for the periods then ended (other than customary year-end adjustments for unaudited financial statements).  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.  The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the  notes thereto.

Section 6.14 No Material Adverse Change.  Except as publicly disclosed by the Borrower prior to the Closing Date, since September 30, 2011, there has been no material adverse change in the properties, assets, liabilities (actual or contingent), business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

Section 6.15 Solvency.  As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the Borrower and each of its Subsidiaries will be Solvent.

Section 6.16 Liens.  None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to Section 8.2.  No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 8.2 hereof.

Section 6.17 Debt and Guaranty Obligations.  Schedule 6.17 is a complete and correct listing of all Debt and Guaranty Obligations of the Borrower and its Subsidiaries as of the Closing Date in excess of $3,000,000.

Section 6.18 Litigation.  Except for matters existing on the Closing Date and set forth on Schedule 6.18, there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

Section 6.19 Absence of Defaults.  No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any judgment, decree or order to which the Borrower or its subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor, except where such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 6.20 Accuracy and Completeness of Information.  All written information produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lender was, at the time the same was so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, as it pertains to the financing contemplated by this Agreement.  No document furnished or written statement made to the Lender by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits to state a material fact necessary in order to make the statements contained therein not misleading in any material respect.  The Borrower is not aware of any facts which it has not disclosed in writing to the Lender having a Material Adverse Effect.

Section 6.21 Survival of Representations and Warranties, Etc.  All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

ARTICLE VII

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been cash collateralized) and the Revolving Credit Commitment and the Alternative Currency Commitment have terminated, each Credit Party will, and will cause each of its Subsidiaries to:

Section 7.1 Financial Statements and Budgets.  Deliver to the Lender, in form and detail satisfactory to the Lender (which shall promptly make such information available to the Lender in accordance with its customary practice):

(a)           Annual Financial Statements.  As soon as practicable and in any event within one hundred fifty (150) days after the end of each Fiscal Year, audited Consolidated financial statements of the Borrower for the Fiscal Year then ended, including the notes thereto, all in reasonable detail and certified by an independent public accounting firm in accordance with GAAP, and accompanied by a report thereon by such independent public accounting firm that is not qualified with respect to scope limitations imposed by the Borrower or with respect to accounting principles followed by the Borrower not in accordance with GAAP (it being agreed that the requirements of this subsection may be satisfied by filing of the applicable annual report on Form 10-K of the Borrower with the SEC to the extent that: (i) it contains the foregoing information, (ii) it is available to the Lender on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (iii) the Borrower notifies the Lender within the time period noted herein that it is available to them on EDGAR).

(b)           Quarterly Financial Statements.  As soon as practicable and in any event within sixty (60) days after the end of the first three fiscal quarters of each Fiscal Year, unaudited Consolidated financial statements of the Borrower for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail and prepared by the Borrower in accordance with GAAP and in compliance with applicable reporting requirements of the Securities and Exchange Commission for issuers of publicly traded securities, and certified by the chief financial officer or the controller of the Borrower to present fairly in all material respects the financial condition of the Borrower and the results of operations of the Borrower for the respective periods then ended, subject to normal year end adjustments (it being agreed that the requirements of this subsection may be satisfied by filing of the applicable quarterly report on Form 10-Q of the Borrower with the Securities and Exchange Commission to the extent that: (i) it contains the foregoing information, (ii) it is available to the Lender on EDGAR and (iii) the Borrower notifies the Lender within the time period noted herein that it is available to them on EDGAR).

(c)           Annual Financial Projections.  As soon as practicable and in any event within thirty (30) days after the end of each Fiscal Year, annual financial projections of the Borrower and its Subsidiaries for next fiscal year.

Section 7.2 Certificates; Other Reports.  Deliver to the Lender (which shall promptly make such information available to the Lender in accordance with its customary practice):

(a)           At each time financial statements are delivered pursuant to Sections 7.1(a) or (b) and at such other times as the Lender shall reasonably request, a certificate of the chief financial officer, the controller or the treasurer of the Borrower in the form of Exhibit F attached hereto (an “Officer’s Compliance Certificate”).

(b)           Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Lender may reasonably request.

Documents required to be delivered pursuant to Section 7.1(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address provided by Borrower pursuant to Section 10.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial or third-party website); provided that: (i) the Borrower shall deliver paper copies of such documents to the Lender if Lender requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Lender and (ii) the Borrower shall notify the Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions of such documents.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Officer’s Compliance Certificates required by this Section 7.2 to the Lender.

Section 7.3 Notice of Litigation and Other Matters.  Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Lender in writing of (which shall promptly make such information available to the Lender in accordance with its customary practice):

(a)           (i) the occurrence of any Default or Event of Default or (ii) the occurrence or existence of any event or circumstance that could reasonably be expected to become a Default or Event of Default;

(b)           any attachment, judgment, lien, levy or order exceeding $3,000,000 which is assessed against any Credit Party or any Subsidiary thereof; and

 (c)           any event which makes any of the representations set forth in Article VI inaccurate in any respect and which would result in a Material Adverse Effect.

Each notice pursuant to this Section 7.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to this Section 7.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 7.4 Preservation of Corporate Existence and Related Matters.  Except as permitted by Section 8.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the material conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

Section 7.5 Maintenance of Property.  Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.

Section 7.6 Insurance.  Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses (including, without limitation, hazard and business interruption coverage) and as may be required by Applicable Law, and from time to time after the Closing Date deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, retention amounts, the amounts of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 7.7 Accounting Methods and Financial Records.  Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.

Section 7.8 Payment and Performance of Obligations.  Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its Property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 7.8 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

Section 7.9 Compliance with Laws and Approvals.  Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to its properties and the conduct of its business.

Section 7.10 Compliance with ERISA.  The Borrower shall furnish to the Lender upon the Lender’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Lender.

Section 7.11 Compliance with Material Agreements.  Comply in all material respects with each term, condition and provision of all material agreements and other instruments entered into in the conduct of its business; provided, that the Borrower or any such Subsidiary may contest any such material agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

Section 7.12 Visits and Inspections.  Permit representatives of the Lender, from time to time upon reasonable notice, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

Section 7.13 Additional Subsidiaries and Additional Collateral.  Notify the Lender of (1) the creation or acquisition of any Material Domestic Subsidiary or Material Foreign Subsidiary or (2) any Domestic Subsidiary or Foreign Subsidiary of the Borrower becoming a Material Domestic Subsidiary or Material Foreign Subsidiary as evidenced by the information set forth in the Officer’s Compliance Certificate delivered pursuant to Section 7.2, and promptly thereafter (and in any event within thirty (30) days), cause to be executed and delivered to the Lender (i) a duly executed Joinder Agreement (pursuant to which such Material Domestic Subsidiary shall become a party to the Guaranty Agreement, the Collateral Agreement and any other applicable Security Documents and such Material Foreign Subsidiary shall execute the Collateral Agreement as an issuer), (ii) such other instruments and documents and other items of the type required to be delivered pursuant to Section 5.1(c), all in form and substance reasonably satisfactory to the Lender, as may be reasonably required by the Lender to obtain a first priority perfected security interest in the capital stock of any Material Foreign Subsidiary to be pledged pursuant to the Loan Documents, (iii) such closing documents and closing certificates of the type required to be delivered pursuant to Section 5.1(b), including, without limitation, favorable legal opinions addressed to the Lender in form and substance reasonably satisfactory thereto with respect to such duly executed Joinder Agreement (and (i) the Guaranty Agreement, the Collateral Agreement and any other applicable Security Documents to which such Material Domestic Subsidiary shall become party thereto in connection therewith and (ii) the Collateral Agreement that the Material Foreign Subsidiary shall execute as an issuer in connection therewith), in each case as may reasonably be requested by the Lender, and (iv) such other documents and certificates as may be reasonably requested by the Lender.  Notwithstanding the foregoing, neither the Borrower nor any material Domestic Subsidiary shall pledge to the Lender more than that percentage of all issued and outstanding shares of all capital stock or other ownership interests of a material Foreign Subsidiary the granting of a security interest in which shall result in material adverse tax consequences to the Borrower or the applicable Material Domestic Subsidiary (it being acknowledged by the Borrower and the Lender that, as of the Closing Date, such percentage required to be pledge is sixty-five percent (65%).

Section 7.14 Use of Proceeds.  Use the proceeds of the Loans (a) to refinance the Existing Facility and (b) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated by this Agreement.

Section 7.15 Burdensome Provisions.  Neither the Borrower nor any Subsidiary thereof shall be a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which could be reasonably expected to have a Material Adverse Effect.  No Subsidiary shall be a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law.

Section 7.16 Titles to Properties.  Each of the Borrower and its Subsidiaries shall have such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Borrower or its Subsidiaries in the ordinary course of business or as otherwise expressly permitted hereunder.

Section 7.17 Senior Debt Status.  The Obligations of the Borrower and each of its Subsidiaries under this Agreement and each of the other Loan Documents shall rank at least senior in priority of payment to all Subordinated Debt of each such Person and shall be designated at all times as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Debt.

Section 7.18 Further Assurances.  Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Lender its rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

Section 7.19 Deposit Accounts, Cash Management and Lockbox Services.  The Material Domestic Subsidiaries shall maintain their primary demand deposit, cash management accounts and lockbox services with Lender.

ARTICLE VIII

NEGATIVE COVENANTS

Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been cash collateralized) and the Commitments terminated, the Credit Parties will not, and will not permit any of their respective Subsidiaries to.

Section 8.1 Limitations on Debt.  Create, incur, assume or suffer to exist any Debt, except:

(a)           the Obligations (excluding any Hedging Obligations);

(b)           Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Lender;

(c)           Debt existing on the Closing Date and not otherwise permitted under this Section 8.1, as set forth on Schedule 6.17, and the renewal, refinancing, extension and replacement (but not the increase in the aggregate principal amount) thereof;

(d)           Guaranty Obligations in favor of the Lender;

(e)           unsecured Debt of the Borrower and the Domestic Subsidiaries in an aggregate amount not to exceed $5,000,000 on any date of determination (provided that such Debt may be secured to the extent that any such Debt is created, incurred, assumed or suffered to exist in connection with Capital Leases and purchase money financing;

(f)           Debt of the Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000 on any date of determination;

(g)           intercompany Debt between the Borrower and any Subsidiary of the Borrower or between any Subsidiary of the Borrower and any other Subsidiary of the Borrower;

(h)           the Permitted TIMET Debt; or

(i)           Debt of any Person acquired in accordance with Section 8.3(c), including any renewal, extension or refinancing, but not any increase in the aggregate principal amount, thereof (provided that such Debt was not incurred in connection with such acquisition);

provided, that no agreement or instrument with respect to Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

Section 8.2 Limitations on Liens.  Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including, without limitation, shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

(a)           Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or the Environmental Laws not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(b)           the claims of materialmen, mechanics, carriers, warehousemen, processors, landlords or other similar parties for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings;

(c)           Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation;

(d)           Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, prevent the use thereof in the ordinary conduct of the Borrower’s business;

(e)           Liens of the Lender;

(f)           Liens not otherwise permitted by this Section 8.2 and in existence at the Closing Date and described on Schedule 8.2;

(g)           Liens securing Debt incurred in connection with Capital Leases and purchase money Debt (in each case to the extent that such Debt is permitted under Section 8.1(e)); provided that (A) such Liens shall be created substantially simultaneously with the acquisition or lease of the related assets, (B) such Liens do not at any time encumber any property other than the Property financed by such Debt, (C) the amount of such Debt secured thereby is not increased and (D) the principal amount of such Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such Property at the time it was acquired;

(h)           Liens on the assets of Foreign Subsidiary securing debt of such Foreign Subsidiary (to the extent that such Debt is permitted under Section 8.1;

(i)           Liens securing judgments not giving rise to an Event of Default so long as (A) such Lien is adequately bonded and (B) any appropriate legal proceeding which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

(j)           Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower or any of its Subsidiaries, including rights of offset and set-off, incurred in the ordinary course of business;

(k)           Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business;

(l)           Liens arising from the precautionary filing of Uniform Commercial Code financing statements (or similar foreign counterparts) regarding leases;

(m)           rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other financial institutions in the ordinary course of business; and

(n)           Liens securing Debt incurred in accordance with Section 8.1(i) as a Cost of Acquisition; provided that (A) such Liens do not at any time encumber any property other than the assets acquired in such Permitted Acquisition and (B) the amount of such Debt secured thereby is not increased.

Section 8.3 Limitations on Loans, Advances, Investments and Acquisitions.  Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person except:  (a) investments (i) existing on the Closing Date in Subsidiaries, (ii) in Subsidiaries formed or acquired after the Closing Date so long as the Borrower and its Subsidiaries comply with the provisions of Section 7.13 and (iii) existing on the Closing Date in the form of loans, advances and investments described on Schedule 8.3;

(b)           investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within three hundred sixty-five (365) days from the date of acquisition thereof, (ii) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having a rating of “A2” or better from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or a rating of “P2” or better from Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) time deposits maturing no more than thirty (30)  days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (v) tax-exempt municipal bonds maturing within one hundred twenty (120) days from the date of acquisition thereof, (vi) any money market or bank fund investing only in the investments set forth above or (vii) investments held in trust or escrow accounts subject to government regulation, legal settlements, collateral requirements or other similar arrangements; and

(c)           investments by the Borrower or any of its Subsidiaries in the form of acquisitions of all, substantially all or a majority of the stock or assets of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person (each, a “Permitted Acquisition”); provided that:

(i)           the Person to be acquired shall be a going concern, engaged in a business, or the assets to be acquired shall be used in a business which is similar, related or complimentary to the line of business of the Borrower and its Subsidiaries as required pursuant to Section 8.12;

(ii)           the Borrower or such Subsidiary (unless the Person to be acquired complies with Section 7.13), as applicable, shall be the surviving Person and no Change in Control shall have been effected thereby;

(iii)           with respect to any Material Acquisition, the Borrower shall have delivered written notice of such proposed acquisition to the Lender, which notice shall include the proposed closing date of such proposed acquisition, not less than twenty (20) calendar days prior to such proposed closing date;

(iv)           with respect to any Material Acquisition, the Borrower shall have delivered to the Lender copies of the Permitted Acquisition Documents;

(v)           with respect to any Material Acquisition, the Borrower shall have certified on or before the closing date of such proposed acquisition, in writing and in a form reasonably acceptable to the Lender, that such proposed acquisition has been approved by the board of directors or equivalent governing body of the Person to be acquired;

(vi)           no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such proposed acquisition;

(vii)           the Borrower shall have complied with Section 7.13;

(viii)           with respect to any Material Acquisition, the Borrower shall have delivered to the Lender an Officer’s Compliance Certificate dated as of the closing date of such proposed acquisition demonstrating, in form and substance reasonably satisfactory thereto, pro forma compliance with each covenant contained in Article VIII (both before and after giving effect to such proposed acquisition) (it being agreed by the Borrower, the Lender that such calculations shall assume that all Debt assumed or incurred in conjunction with such proposed acquisition was incurred at the beginning of the applicable calculation period and that all income and expenses associated with such proposed acquisition shall be treated as earned and included in the pro-forma calculations (both on a consolidated and consolidating basis));

(ix)           the Borrower shall have at least $10,000,000 in Liquidity both before and after giving effect to such proposed acquisition;

(x)           the Person to be acquired is not subject to material pending litigation which could reasonably be expected to have a Material Adverse Effect; and

(xi) without the prior written consent of the Lender, the Costs of Acquisition of the Permitted Acquisition (regardless of the form of consideration) together with the aggregate Costs of Acquisition of all other Permitted Acquisitions pursuant to this Section 8.3(c) shall not exceed $20,000,000;

(d)           investments by the Borrower or any of its Subsidiaries in the form of acquisitions of less than a majority of the capital stock or other ownership interests of any other Person; provided that:

(i)           the Person to be invested in shall be a going concern, engaged in a business which is similar, related or complimentary to the line of business of the Borrower and its Subsidiaries;

(ii)           the amount of the investment (regardless of the form of consideration), together with the aggregate amounts of all other investments pursuant to this Section 8.3(d), shall not exceed $10,000,000;

(iii)           neither the Borrower nor any Material Domestic Subsidiary or Material Foreign Subsidiary shall make any investment in which such party’s potential liability is not limited to the amount of its investment (i.e., investments as a general partner, in joint ventures, etc.);

(iv)           no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such proposed investment;

(v)           the Borrower shall have complied with Section 7.13;

(vi)           the Borrower shall have at least $10,000,000 in Liquidity both before and after giving effect to such proposed investment; and

(vii)           the Person to be invested in is not subject to material pending litigation which could reasonably be expected to have a Material Adverse Effect.

(e)           intercompany loans and advances in connection with intercompany Debt permitted under Section 8.1(g);

(f)           Hedging Agreements permitted pursuant to Section 8.1(b); and

(g)           purchases of assets in the ordinary course of business.

Section 8.4 Limitations on  Mergers and Liquidations.  Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except: (a) (i) any Wholly-Owned Domestic Subsidiary of the Borrower may merge with the Borrower or any other Wholly-Owned Domestic Subsidiary of the Borrower (provided that (1) in any  merger involving the Borrower, the Borrower shall be the surviving entity and (2) in any merger involving any Subsidiary Guarantor (and not involving the Borrower), such Subsidiary Guarantor shall be the surviving entity) and (ii) any Wholly-Owned Foreign Subsidiary of the Borrower may merge with any other Wholly-Owned Foreign Subsidiary of the Borrower;

(b)           (i) any Wholly-Owned Domestic Subsidiary of the Borrower may merge into the Person such Wholly-Owned Domestic Subsidiary was formed to acquire in connection with an acquisition permitted by Section 8.3(c) (provided that, after giving effect to such acquisition, such Person shall be a Wholly-Owned Domestic Subsidiary and shall comply with the requirements set forth in Section 7.13) and (ii) any Wholly-Owned Foreign Subsidiary of the Borrower may merge into the Person such Wholly-Owned Foreign Subsidiary was formed to acquire in connection with an acquisition permitted by Section 8.3(c); and

c)           (i) any Wholly-Owned Domestic Subsidiary of the Borrower may wind-up into the Borrower or any other Wholly-Owned Subsidiary of the Borrower and (ii) any Wholly-Owned Foreign Subsidiary of the Borrower may wind-up into any other Wholly-Owned Foreign Subsidiary of the Borrower..

Section 8.5 Limitations on Sale of Assets.  Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

(a)           the sale of inventory in the ordinary course of business;

(b)           the sale of assets, for fair market value in the ordinary course of business that are no longer used or usable in the business of the Borrower or any of its Subsidiaries;

(c)           The transfer of assets to the Borrower or any Wholly-Owned Subsidiary of the Borrower pursuant to Section 8.4(c);

(d)           The sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(e)           the disposition of any Hedging Agreement;

(f)           sales or grants of licenses in the ordinary course of business to use the patents, trade secrets, know-how and other intellectual property of the Borrower and its Subsidiaries to the extent that any such license does not prohibit the Borrower or its Subsidiaries from using any material technologies licensed unless for due consideration, or require the Borrower or its Subsidiaries to pay fees for the use of any material technology;

(g)           any distribution permitted pursuant to Section 8.6; and

(h)           sales of assets by the Borrower or any Subsidiary of the Borrower in an aggregate amount not to exceed $10,000,000; provided that such limitations on the sale of assets shall not include, so long as no Default or Event of Default has occurred and is continuing, any sale of assets consisting of property, plant or equipment of Borrower or any of its Subsidiaries in which the net cash proceeds of such sale are reinvested in assets consisting of property, plant or equipment (or otherwise in a manner acceptable to the Lender in its sole discretion) within two hundred seventy (270) days after receipt of such net cash proceeds.

Section 8.6 Limitations on Dividends and Distributions.  Declare or pay any dividends upon any of its capital stock or any other ownership interests; purchase, redeem, retire or otherwise acquire (directly or indirectly), any shares of its capital stock or other ownership interests, or make any distribution of cash, property or assets amount the holders of shares of its capital stock or other ownership interests, or make any change in its capital structure (any of the foregoing a “Restricted Payment”); provided that:

(a)           the Borrower or any Subsidiary may pay dividends in shares of its own capital stock;

(b)           any Subsidiary may pay cash dividends to the Borrower;

(c)           the Borrower may pay cash dividends on its capital stock, purchase, redeem, retire or otherwise acquire, directly or indirectly, shares of its capital stock (including purchases of treasury stock), or make distributions of cash, property or assets among its shareholders; provided, however, that the aggregate amount of (x) any Restricted Payments made under this clause (c) plus (y) any payments or prepayments in respect of Subordinated Debt made pursuant to clause (ii) of the proviso in Section 8.10(b) shall not in any event exceed the Permitted Distribution Amount (provided, however, that the Borrower may also make prepayments of the Permitted TIMET Debt in amounts not to exceed $15,000,000 in the aggregate without additional consent of the Lender); and

(d)           in addition to transactions permitted under subsection (c) above, the Borrower may pay cash dividends on its capital stock, purchase, redeem, retire or otherwise acquire, directly or indirectly, shares of its capital stock (including purchases of treasury stock), or make distributions of cash, property or assets among its shareholders in an aggregate amount not to exceed the sum of (x) $20,000,000 plus (y) an amount equal to fifty percent (50%) of aggregate Net Income of the Borrower and its Subsidiaries since September 30, 2011; provided, however, that the Borrower shall not make any Restricted Payments under this clause (e) unless (i) at the time when any such Restricted Payment is to be made, no Default or Event of Default has occurred and is continuing or would result therefrom; (ii) after giving effect to the making of such Restricted Payment, Consolidated Net Worth shall not be less than the minimum required in accordance with Section 8.15(b), on a pro forma basis, determined as of the last day of the last Fiscal Quarter for which the Borrower has provided financial statements and the corresponding Officer’s Compliance Certificate to the Lender as if such Restricted Payment had been paid during such Fiscal Quarter; and (iii) the chief executive officer, controller or treasurer of the Borrower shall have certified to the Lender as to compliance with the preceding clauses (i) and (ii) in a certificate attaching calculations.

Section 8.7 Limitations on Exchange and Issuance of Capital Stock

.  Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

Section 8.8 Transactions with Affiliates

.  Except for transactions permitted by Section 8.3, 8.6 and 8.7 and those transactions existing on the Closing Date and identified on Schedule 8.8, directly or indirectly enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not its Affiliate.

Section 8.9 Certain Accounting Changes; Organizational Documents.

(a)           Make any change in its accounting treatment and reporting practices except as required or permitted by GAAP; or

(b)           Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner adverse in any material respect to the rights or interests of the Lender.

Section 8.10 Amendments; Payments and Prepayments of Subordinated Debt.  Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt other than any amendment or modification the sold effect of which is to reduce the interest rate (including any default rate) or any fees applicable to or payable in respect of such Subordinated Debt; provided that no Default or Event of Default is in existence or would arise as a result of such amendment or modification; and

(b)           Without the prior written consent of the Lender, cancel, forgive or discharge, make any payment or prepayment on or in respect of, or defease, redeem, purchase or acquire for value or otherwise satisfy prior to scheduled maturity (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt (including the Permitted TIMET Debt); provided that, so long as no Default or Event of Default is in existence or would arise as a result of the making of such payment (i) the Borrower may make regularly scheduled payments of principal and accrued interest on Subordinated Debt in accordance with the terms and conditions approved by the Lender pursuant to any applicable subordination agreement and (ii) the Borrower may make prepayments on or in respect of Subordinated Debt, so long as the aggregate amount of (x) all prepayments made pursuant to this clause (ii) plus (y) any Restricted Payments made pursuant to clause (c) of Section 8.6 shall not exceed the Permitted Distribution Amount, subject to receipt by the Lender of a certification from the chief financial officer, the controller or the treasurer of the Borrower as to compliance with the preceding clause.  Notwithstanding the foregoing, the Borrower may make prepayments of the Permitted TIMET Debt in amounts not to exceed $15,000,000 in the aggregate without additional consent of the Lender.

Section 8.11 Restrictive Agreements.

(a)           Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VI, VII and VIII hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

(b)           Enter into or permit to exist any agreement which impairs or limits the ability of any Subsidiary of the Borrower to pay dividends to the Borrower.

Section 8.12 Nature of Business.  Alter in any material respect the character or conduct of the business conducted by the Borrower and its Subsidiaries taken as a whole as of the Closing Date (except as otherwise permitted by the terms of this Agreement).

Section 8.13 Impairment of Security Interests.  Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Lender with respect to the capital stock or other ownership interests of the Material Foreign Subsidiaries pledged pursuant to the Collateral Agreement or grant to any Person (other than the Lender pursuant to the Security Documents) any interest whatsoever in the capital stock or other ownership interest of the Material Foreign Subsidiaries pledged pursuant to the Collateral Agreement, except for asset sales permitted under Section 8.5.

Section 8.14 Subsidiaries.  Allow the Subsidiaries of the Borrower that are not “Material Domestic Subsidiaries” (including without limitation, Subsidiaries designated as Material Domestic Subsidiaries pursuant to subsection (c) of the definition of Material Domestic Subsidiary) or “Material Foreign Subsidiaries” (including without limitation, Subsidiaries designated as Material Foreign Subsidiaries pursuant to subsection (c) of the definition of Material Foreign Subsidiary) to have total net assets equal to or greater than ten percent (10%) of total net assets of the Borrower and its Subsidiaries at any time.

Section 8.15 Financial Covenants.

(a)           Leverage Ratio.  As of any fiscal quarter end, permit the ratio of (a) total Funded Debt (excluding the Permitted TIMET Debt) on such date, to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date, to be greater than 2.50 to 1.00.

(b)           Consolidated Net Worth.  Permit, at any time, Consolidated Net Worth to be less than (i) prior to the last day of the Fiscal Quarter ending on or about March 31, 2012, $60,000,000 and (ii) on and after such date, the sum of $60,000,000 plus 25% of Consolidated Net Income earned in each Fiscal Quarter beginning after the Fiscal Quarter ending on or about March 31, 2012, calculated quarterly at the end of each Fiscal Quarter (with no deduction for a net loss in any such Fiscal Quarter).

(c)           Interest Coverage Ratio.  As of any Fiscal Quarter end, permit the ratio of EBIT to Interest Expense to be less than 2:50 to 1.00.  The ratio of EBIT to Interest Expense shall be measured for the four (4) consecutive Fiscal Quarters ending on or immediately prior to the date of determination.

(d)           Capital Expenditures.  Permit Capital Expenditures to be greater than an amount equal to: (a) one hundred fifty percent (150%) of depreciation and amortization expense (calculated in accordance with GAAP) for the immediately prior Fiscal Year plus (b) $2,000,000.

ARTICLE IX

DEFAULT AND REMEDIES

Section 9.1 Events of Default.  Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)           Default in Payment of Principal of Loans and Reimbursement Obligations.  The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)           Other Payment Default.  The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of (i) interest on any Loan, Note or Reimbursement Obligation, and such default shall continue unremedied for five (5) Business Days or (ii) any other Obligation, and such default shall continue unremedied for ten (10) Business Days.

(c)           Misrepresentation.  Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any other Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

(d)           Default in Performance of Certain Covenants.  The Borrower or any of its Subsidiaries shall default in the performance or observance of any covenant or agreement contained in Articles VII or VIII of this Agreement (provided that the Borrower’s failure to perform or observe any covenant or agreement in Sections 7.1 or 7.2 shall not constitute an Event of Default unless such failure continues unremedied for ten (10) Business Days).

(e)           Default in Performance of Other Covenants and Conditions.  The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 9.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Lender.

(f)           Default under Waterloo Note.  Waterloo Furniture Components Limited shall default in the performance or observance of any term, covenant, condition or agreement contained in the Waterloo Note.

(g)           Hedging Agreement.  The Borrower shall default in the performance or observance of any terms, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement with respect to any Debt or other obligation in a principal amount in excess of $3,000,000 and such default causes the termination of such Hedging Agreement or permits any counterparty to such Hedging Agreement to terminate any such Hedging Agreement.

(h)           Debt Cross-Default.  The Borrower or any of its Subsidiaries shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $3,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $3,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

(i)           Change in Control.  (i) The sale, lease or transfer of all or substantially all of the Borrower’s assets to any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), (ii) the liquidation or dissolution of the Borrower, (iii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, shall obtain ownership or control in one or more series of transactions of more than thirty-five percent (35%) of the common stock or thirty-five percent (35%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or (iv) during any period of twelve (12) consecutive calendar months, individuals who, at the beginning of such period, constituted the Borrower’s board of directors (together with any new directors whose election by the Borrower’s board of directors or whose nomination for election by the Borrower’s stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason, other than death or disability, to constitute a majority of the directors then in office (any such event, a “Change in Control”).

(j)           Voluntary Bankruptcy Proceeding.  The Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(k)           Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Borrower or any Material Domestic Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Material Domestic Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(l)           Failure of Agreements.  This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or the satisfaction in full of all of the Obligations, ceases to be in full force and effect; or the Borrower, any Subsidiary Guarantor or any other Affiliate contests in any manner the validity or enforceability of this Agreement or any other Loan Document; or the Borrower or any Subsidiary Guarantor denies that it has any or further liability or obligation under this Agreement or any other Loan Document, or purports to revoke, terminate or rescind this Agreement or any other Loan Document.

(m)           Termination Event.  The occurrence of any of the following events:  (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $5,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $5,000,000.

(n)           Judgment.  A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $5,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of sixty (60) days.

(o)           Environmental.  Any one or more Environmental Claims shall have been asserted against the Borrower or any of its Subsidiaries; the Borrower and its Subsidiaries would be reasonable likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

Section 9.2 Remedies.  Upon the occurrence of an Event of Default, Lender may, by notice to the Borrower:

(a)           Acceleration; Termination of Credit Facility.  Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lender and to the Lender under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 9.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)           Letters of Credit.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Lender an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such cash collateral account shall be applied by the Lender to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis.  After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

(c)           General Remedies.  Exercise all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

Section 9.3 Rights and Remedies Cumulative; Non-Waiver; etc.  The enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Borrower, the Lender or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

Section 9.4 Crediting of Payments and Proceeds.  In the event that the Obligations have been accelerated pursuant to Section 9.2 or the Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lender upon the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Lender;

Second, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations;

Third, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedging Agreements and Secured Cash Management Agreements;

Fourth, to the Lender, to cash collateralize any L/C Obligations then outstanding; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

         ARTICLE X

MISCELLANEOUS
Section 10.1 Notices.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to the Borrower:                CompX International Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas  75240-2697
Attention:  J. Mark Hollingsworth
Telephone No.:  (972) 233-1700
Telecopy No.:  (972) 448-1445

With copies to:                     CompX International Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas  75240-2697
Attention:  Darryl Halbert
Telephone No.:  (972) 233-1700
Telecopy No.:  (972) 448-1445

If to Lender:                           Wells Fargo Bank, National Association
15 South Main Street
Greenville, South Carolina  29602
Attention of:  Lee Gray
Telephone No.:(864) 467-2540
Telecopy No.:  (864) 467-2543

With copies to:                     Womble Carlyle Sandridge & Rice, LLP
One West Fourth Street
Winston-Salem, North Carolina  27101
Telephone No.:  (336) 721-3518
Telecopy No.:  (336) 726-6932

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)           Electronic Communications.  Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites) pursuant to procedures approved by the Lender, provided that the foregoing shall not apply to notices to Lender pursuant to Article II if the Lender has notified the Lender that is incapable of receiving notices under such Article by electronic communication.  The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           Lender’s Office.  The Lender hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lender, as the Lender’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d)           Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

Section 10.2 Amendments, Waivers and Consents.  This Agreement may only be amended by a writing signed by Borrower and Lender.

Section 10.3 Expenses; Indemnity.

(a)           Costs and Expenses.  The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           Indemnification by the Borrower.  The Borrower shall indemnify the Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d)           Payments.  All amounts due under this Section shall be payable promptly after demand therefor.

Section 10.4 Right of Set Off.

(a)           If an Event of Default shall have occurred and be continuing, the Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its respective Affiliates may have.  The Lender agrees to notify the Borrower and the Lender promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)           Any amount to be set-off pursuant to Section 10.4(a) shall be denominated in Dollars and any amount denominated in an Alternative Currency shall be in an amount equal to the Dollar Amount of such amount at the most favorable spot exchange rate (to the Borrower) determined by the Lender to be available to it; provided that if at the time of any such determination no such spot exchange rate can reasonably be determined, the Lender may use any reasonable method as it deems applicable to determine such rate, any such determination to be conclusive absent manifest error.

Section 10.5 Governing Law; Jurisdiction, Etc.

(a)           Governing Law.  This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, construed and enforced in accordance with, the law of the State of South Carolina, without reference to any other conflicts or choice of law principles thereof.

(b)           Submission to Jurisdiction.  The Borrower and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of South Carolina sitting in Greenville County and of the United States District Court of the District of South Carolina, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such South Carolina state court or, to the fullest extent permitted by Applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c)           Waiver of Venue.  The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 10.6 Binding Arbitration.

 (a)           Agreement to Arbitrate.  Upon demand of any party, whether made before or after institution of any judicial proceeding, any Disputes between or among parties hereto and to the other Loan Documents shall be resolved by binding arbitration as provided herein.  Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.  Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents.  The parties hereto do not waive any applicable Federal or state substantive law (including the protections afforded to banks under 12 U.S.C.  Section 91 or any similar applicable state law) except as provided herein.  A judgment upon the award may be entered in any court having jurisdiction.  Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement or Cash Management Agreement.

(b)           General Rules of Arbitration.  Any arbitration proceeding will (A) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents between the parties, (B) be conducted by the American Arbitration Association (the “AAA”), or such other administrator as the parties shall mutually agree upon, in accordance with the commercial dispute resolution procedures of the AAA, unless the claim or counterclaim is at least $1,000,000 exclusive of claimed interest, arbitration fees and costs, in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Arbitration Rules”) and (C) proceed in a location in South Carolina selected by the AAA.  The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.  All applicable statutes of limitations shall apply to any Dispute.  If there is any inconsistency between the terms hereof and the Arbitration Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.  Notwithstanding anything in the foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred twenty (120) days after such demand.  These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days.

(c)           Arbitrators.  Any arbitration proceeding in which the amount in controversy is $5,000,000 or less will be decided by a single arbitrator selected according to the Arbitration Rules, and who shall not render an award of greater than $5,000,000.  Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the jurisdiction of the state where the hearing will be conducted or a neutral retired judge of the jurisdiction, state or federal, of the state where the hearing will be conducted, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  In any arbitration proceeding, the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions that are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all Disputes in accordance with the substantive law of South Carolina and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure or other Applicable Law.

(d)           Preservation of Certain Remedies.  Notwithstanding the preceding binding arbitration provisions, the parties hereto and to the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute.  Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (A) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (B) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (C) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (D) when applicable, a judgment by confession of judgment.  Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Section 10.7 Reversal of Payments.  To the extent any Credit Party makes a payment or payments to the Lender receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

Section 10.8 Injunctive Relief.  The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender.  Therefore, the Borrower agrees that the Lender, at the Lender’s option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.9 Accounting Matters.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 10.10 Successors and Assigns; Participations.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Participations.  The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.  Subject to paragraph (c) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 4.12 to the same extent as if it were the Lender.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were the Lender.

(c)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 4.11 and 4.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  No Participant shall be entitled to the benefits of Section 4.12 unless the Borrower is notified of the participation sold to such Participant.

(d)           Certain Pledges.  The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

Section 10.11 Confidentiality.  The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedging Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedging Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or any of its respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) to governmental regulatory authorities in connection with any regulatory examination of the Lender or in accordance with the Lender’s regulatory compliance policy if the Lender deems necessary for the mitigation of claims by those authorities against the Lender or any of its subsidiaries or affiliates.  For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof; provided that, in the case of information received from a Credit Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.12 Performance of Duties.  Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

Section 10.13 All Powers Coupled with Interest.  All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, or any of the Revolving Credit Commitment or the Alternative Currency Commitment remain in effect or the Credit Facility has not been terminated.

Section 10.14 Survival.

(a)           All representations and warranties set forth in Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

(b)           Notwithstanding any termination of this Agreement, the indemnities to which the Lender is entitled under the provisions of this Article X and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

Section 10.15 Titles and Captions.  Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 10.16 Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10.17 Counterparts; Integration; Effectiveness; Electronic Execution.

(a)           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterparty hereof.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Lender in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.  Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(b)           Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.18 Term of Agreement.  This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been cash collateralized) and the Revolving Credit Commitment has been terminated.  No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 10.19 USA PATRIOT Act.  The Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Subsidiary Guarantors, which information includes the name and address of the Borrower and each Subsidiary Guarantor and other information that will allow the Lender to identify the Borrower or such Subsidiary Guarantor in accordance with the PATRIOT Act.

Section 10.20 Independent Effect of Covenants.  The Borrower expressly acknowledges and agrees that each covenant contained in Articles VII or VIII hereof shall be given independent effect.  Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VII or VIII, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VII or VIII.

Section 10.21 Amendment and Restatement; No Novation.  This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, as amended, effective from and after the Closing Date.  The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lender under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.  On the Closing Date, the credit facilities described in the Existing Credit Agreement, as amended, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, as amended, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Lender shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the respective Revolving Credit Commitment of the Lender hereunder.

Section 10.22 Inconsistencies with Other Documents.  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Lender additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

COMPX INTERNATIONAL INC.

By: /s/ Darryl R Halbert
Name:  Darryl R. Halbert
Title:  CFO

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:  /s/ Lee R. Gray
Name:  Lee R. Gray
Title:  Senior Vice President

EXHIBIT A-1
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF REVOLVING CREDIT NOTE

REVOLVING CREDIT NOTE

$30,000,000	January 13, 2012

FOR VALUE RECEIVED, the undersigned, COMPX INTERNATIONAL INC., a Delaware corporation (the “Borrower”), promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of THIRTY MILLION DOLLARS ($30,000,000) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of January 13, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower and the Lender.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory repayment as provided in Section 2.4 of the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement.  All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Indebtedness evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note under seal as of the day and year first above written.

COMPX INTERNATIONAL INC.

By:
Name:
Title:

EXHIBIT A-2
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF ALTERNATIVE CURRENCY NOTE

ALTERNATIVE CURRENCY NOTE

$15,000,000	January 13, 2012
(or the equivalent thereof described below)

FOR VALUE RECEIVED, the undersigned, COMPX INTERNATIONAL INC., a Delaware corporation (the “Borrower”), promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) (or the applicable Alternative Currency Amount then outstanding under this Alternative Currency Note) or, if less, the principal amount of all Alternative Currency Loans made by the Lender pursuant to that certain Credit Agreement, dated as of January 13, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, and Wells Fargo Bank, National Association, as Lender.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Alternative Currency Note from time to time outstanding is subject to mandatory repayment as provided in Section 2.4 of the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement.  Alternative Currency Loans refunded as Revolving Credit Loans in accordance with Section ___ of the Credit Agreement shall be payable by the Borrower as Revolving Credit Loans pursuant to the Revolving Credit Note, and shall not be payable under this Alternative Currency Note as Alternative Currency Loans.  All payments of principal and interest on this Alternative Currency Note shall be payable in the Alternative Currency of the related borrowing in immediately available funds to the account designated in the Credit Agreement.

This Alternative Currency Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Alternative Currency Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Alternative Currency Note and on which such Obligations may be declared to be immediately due and payable.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF SOUTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Indebtedness evidenced by this Alternative Currency Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Alternative Currency Note.

IN WITNESS WHEREOF, the undersigned has executed this Alternative Currency Note under seal as of the day and year first above written.

COMPX INTERNATIONAL INC.

By:
Name:
Title:

EXHIBIT B
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF NOTICE OF BORROWING

NOTICE OF BORROWING
(Alternative Currency Loans)

Dated as of: _____________

Wells Fargo Bank, National Association
15 South Main Street
Greenville, South Carolina  29602
Attention of:  Lee Gray

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.3 of the Credit Agreement dated as of January 13, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and CompX International Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association, as Lender.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.           The Borrower hereby requests that the Lender make an Alternative Currency Loan to the Borrower in the aggregate principal amount of ___________.  (Complete with an amount and currency in accordance with Section 2.3 or Section 4.1 or Section 4.5, as applicable, of the Credit Agreement.)

2.           The Borrower hereby requests that such Loan be made on the following Business Day: _____________________.  (Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement for Alternative Currency Loans).

3.           The Borrower hereby requests that such Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan	Interest Rate	Interest Period	Termination Date for Interest Period

4.           The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5.           All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

COMPX INTERNATIONAL INC.

By:
Name:
Title:

EXHIBIT C
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF NOTICE OF ACCOUNT DESIGNATION

NOTICE OF ACCOUNT DESIGNATION

Dated as of: _________

Wells Fargo Bank, National Association
15 South Main Street
Greenville, South Carolina  29602
Attention of:  Lee Gray

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.3 of the Credit Agreement dated as of January 13, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CompX International Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association, as Lender.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.           The Lender is hereby authorized to disburse all Alternative Currency Loan proceeds into the following account(s):

____________________________
ABA Routing Number: _________
Account Number: _____________

2.           This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Lender.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

COMPX INTERNATIONAL INC.

By:
Name:
Title:

EXHIBIT D
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF NOTICE OF PREPAYMENT

NOTICE OF PREPAYMENT

Dated as of: _____________

Wells Fargo Bank, National Association
15 South Main Street
Greenville, South Carolina  29602
Attention of:  Lee Gray

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.4(c) of the Credit Agreement dated as of January 13, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CompX International Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association, as Lender.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.           The Borrower hereby provides notice to the Lender that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]: _______________. (Complete with an amount in accordance with Section 2.4 of the Credit Agreement.)

2.           The Loan to be prepaid is an Alternative Currency Loan.

3.           The Borrower shall repay the above-referenced Loans on the following Business Day: _______________. (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan and (ii) four (4) Business Days subsequent to date of this Notice of Prepayment with respect to any Alternative Currency Loan.)

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

COMPX INTERNATIONAL INC.

By:
Name:
Title:

EXHIBIT E
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF NOTICE OF CONVERSION/CONTINUATION

NOTICE OF CONVERSION/CONTINUATION

Dated as of: _____________

Wells Fargo Bank, National Association
15 South Main Street
Greenville, South Carolina  29602
Attention of:  Lee Gray

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 5.2 of the Credit Agreement dated as of January 13, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CompX International Inc., a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association, as Lender.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.           The Loan to which this Notice relates is an Alternative Currency Loan.

2.           This Notice is submitted for the purpose of:  (Check one and complete applicable information in accordance with the Credit Agreement.)

□	Converting a portion of LIBOR Rate Loan into a Base Rate Loan

Outstanding principal balance:	$______________

Principal amount to be converted:	$______________

Last day of the current Interest Period:	_______________

Requested effective date of conversion:	_______________

□	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

Outstanding principal balance:	$______________

Principal amount to be continued:	$______________

Last day of the current Interest Period:	_______________

Requested effective date of continuation:	_______________

Requested new Interest Period:	_______________

3.           The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

COMPX INTERNATIONAL INC.

By:
Name:
Title:

EXHIBIT F
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

OFFICER’S COMPLIANCE CERTIFICATE

The undersigned, on behalf of CompX International Inc., a corporation organized under the laws of Delaware (the “Borrower”), hereby certifies to the Lender, each as defined in the Credit Agreement referred to below, as follows:

1.           This certificate is delivered to you pursuant to Section 7.2 of the Credit Agreement dated as of January 13, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower and Wells Fargo Bank, National Association, as Lender.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.           I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

3.           I have reviewed the terms of the Credit Agreement, and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above.  Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto].

4.           The Applicable Margins and calculations determining such figures are set forth on the attached Schedule 1, the Borrower and its Subsidiaries are in compliance with the financial covenants contained in Section 8.15 of the Credit Agreement as shown on such Schedule 1 and the Borrower and its Subsidiaries are in compliance with the other covenants and restrictions contained in the Credit Agreement.

[Signature Page Follows]

WITNESS the following signature as of the day and year first written above.

COMPX INTERNATIONAL INC.,

By:
Name:
Title:

Schedule 1
to
Officer’s Compliance Certificate

[To be provided in a form acceptable to the Lender]

EXHIBIT G
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF SUBSIDIARY GUARANTY AGREEMENT

SUBSIDIARY GUARANTY AGREEMENT

THIS SUBSIDIARY GUARANTY AGREEMENT, dated as of January 13, 2012, is made by certain Domestic Subsidiaries of COMPX INTERNATIONAL INC., a Delaware corporation (the “Borrower”), as identified on the signature pages hereto and any Additional Guarantor (as defined below) who may become party to this Guaranty (such Subsidiaries and Additional Guarantors, collectively, the “Guarantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender (the “Lender”) in accordance with the Credit Agreement, dated as of January 13, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower and the Lender.
Statement Of Purpose

Pursuant to the Credit Agreement, the Lender has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein.

The Borrower and the Guarantors are part of a related corporate structure and therefore extensions of credit to the Borrower will directly benefit the Guarantors through increased working capital to the entire corporate structure.

It is a condition precedent to the obligation of the Lender to make its respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Lender.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and to induce the Lender to enter into and to make available extensions of credit pursuant to the Credit Agreement, each Guarantor hereby agrees with the Lender, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1                           Defined Terms. The following terms when used in this Guaranty shall have the meanings assigned to them below:

“Additional Guarantor” means each Domestic Subsidiary of the Borrower which hereafter becomes a Guarantor pursuant to Section 4.16 hereof and Section 7.13 of the Credit Agreement.

“Applicable Insolvency Laws” means all Applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. Sections 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code).

“Guaranteed Obligations” shall have the meaning set forth in Section 2.1(a) hereof.

1

“Guaranty” means this Subsidiary Guaranty Agreement, as amended, restated, supplemented or otherwise modified from time to time.

SECTION 1.2                           Other Definitional Provisions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Guarantor, shall refer to the Collateral of such Guarantor or the relevant part thereof

ARTICLE II

UNCONDITIONAL GUARANTY

SECTION 2.1                           Terms of the Guaranty.

(a)           Guaranty of Obligations of Guarantors.  Each Guarantor hereby, jointly and severally with the other Guarantors, unconditionally guarantees to the Lender, and its respective successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter becomes barred by the statute of limitations, whether enforceable or unenforceable as against the Borrower, whether or not discharged, stayed or otherwise affected by any Applicable Insolvency Law or proceeding thereunder, whether created directly with the Lender or acquired by the Lender through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all Obligations of the Borrower, including all of the foregoing, being hereinafter collectively referred to as the “Guaranteed Obligations”).

(b)           Notwithstanding anything to the contrary contained in subsection (a) above, it is the intention of each Guarantor and the Lender that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to such Guarantor or its assets, the amount of such Guarantor’s obligations under this Guaranty shall not exceed the maximum amount thereof not subject to avoidance or recovery by operation of law after giving effect to subsection (c) below.  To that end, but only in the event and to the extent that after giving effect to subsection (c) below such Guarantor’s obligations under this Guaranty or any payment made pursuant hereto would, but for the operation of the first sentence of this subsection (b), be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws after giving effect to subsection (c) below, the amount of such Guarantor’s obligations under this Guaranty shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s obligations unenforceable or avoidable or otherwise subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made exceeds the limitation of the first sentence of this subsection (b) and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the obligations of Guarantor hereunder, as limited by the first sentence of this subsection (b), shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this subsection (b) is intended solely to preserve the rights of the Lender hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any of its Subsidiaries, any other guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

2

(c)           To the extent each Guarantor is required, by reason of its obligations hereunder, to pay to the Lender an amount greater than the amount of value (as determined in accordance with Applicable Insolvency Laws) actually made available to or for the benefit of such Guarantor on account of the Credit Agreement, this Guaranty or any other Loan Document, such Guarantor shall have an enforceable right of contribution against the Borrower and Guarantors.  Subject only to the subordination provided in the following subsection (d), such Guarantor shall be subrogated to any and all rights of the Lender against the other Guarantors to the extent of such excess payment.

(d)           Notwithstanding any payment or payments by each Guarantor hereunder, or any set-off or application of funds of such Guarantor by the Lender, or the receipt of any amounts by the Lender with respect to any of the obligations of such Guarantor hereunder, such Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the other Guarantors or any other guarantors or against any collateral security held by or for the benefit of the Lender for the payment of the Obligations nor shall such Guarantor seek any reimbursement from any of the other Guarantors in respect of payments made by such Guarantor in connection with such obligations of such Guarantor hereunder, until all amounts owing to the Lender on account of the Obligations are paid in full and the Aggregate Commitment is terminated. If any amount shall be paid to such Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Lender, segregated from all other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lender in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Lender, if required) to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

(e)           This Guaranty is an absolute, unconditional, continuing and unlimited guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Lender first attempt to collect any of the Guaranteed Obligations from the Borrower, any other Guarantor, or any other person, or resort to any security for the Guaranteed Obligations or this Guaranty or to other means of obtaining payment of any of the Guaranteed Obligations which the Lender now has or may acquire after the date hereof, or upon any other contingency whatsoever, and the Lender may proceed hereunder against any Guarantor in the first instance to collect the Guaranteed Obligations when due, without first proceeding against the Borrower or any other Person and without first resorting to any security or other means of obtaining payment.  The obligations of each Guarantor hereunder are irrevocable, absolute and unconditional, irrespective of genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any security given therefor or in connection therewith or any other circumstance (except payment to, or express, written waiver, release or consent by, the Lender pursuant to the terms of the Credit Agreement) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.  The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Lender of any direct or indirect security for, or other guaranties of, the Guaranteed Obligations or any other indebtedness, liability or obligations of the Borrower, any Guarantor or other Person to the Lender or by any failure, delay, neglect or omission of the Lender to realize upon or protect any Guaranteed Obligations or any such other indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor, or by any approval, consent, waiver or other action taken or omitted to be taken by the Lender.

3

(f)           Each Guarantor hereby agrees and acknowledges that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Lender or the Borrower whether now existing or which may arise in the future (except for those certain rights and defenses available at law and pursuant to the terms of this Guaranty, the Credit Agreement and the other Loan Documents; provided, that the availability of such rights and defenses shall be subject to any covenants, agreements, acknowledgement or waivers to the contrary which may be set forth in this Guaranty, the Credit Agreement or any other Loan Document).

(g)           Each Guarantor hereby agrees and acknowledges that the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty, and all dealings between the Borrower and the Guarantors, on the one hand, and the Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

SECTION 2.3 Waivers.  To the extent permitted by law, each Guarantor expressly waives all of the following rights and defenses (and agrees not to take advantage of or assert any such right or defense):

(a)           rights it may now or in the future have under any statute, or at law or in equity, or otherwise, to compel the Lender to proceed in respect of the Guaranteed Obligations against the Borrower or any other Person or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Guarantor;

(b)           any defense based upon the failure of the Lender to commence an action in respect of the Guaranteed Obligations against the Borrower, such Guarantor, any other guarantor or any other Person or any security for the payment and performance of the Guaranteed Obligations;

4

(c)           any right to insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by such Guarantor of its obligations under, or the enforcement by the Lender of, this Guaranty;

(d)           any right of diligence, presentment, demand, protest and notice (except as specifically required herein) of whatever kind or nature with respect to any of the Guaranteed Obligations and waives, to the extent permitted by law, the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty; and

(e)           any and all right to notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Lender upon, or acceptance of, this Guaranty.

Each Guarantor agrees that any notice or directive given at any time to the Lender which is inconsistent with any of the foregoing waivers shall be null and void and may be ignored by the Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Lender has specifically agreed otherwise in writing.  The foregoing waivers are of the essence of the transaction contemplated by the Credit Agreement and the other Loan Documents and, but for this Guaranty and such waivers, the Lender would decline to enter into the Credit Agreement and the other Loan Documents.

SECTION 2.4                           Modification of Loan Documents etc.  The Lender shall not incur any liability to any Guarantor as a result of any of the following, and none of the following shall impair or release this Guaranty or any of the obligations of any Guarantor under this Guaranty:

(a)           any change or extension of the manner, place or terms of payment of, or renewal or alteration of all or any portion of, the Guaranteed Obligations;

(b)           any action under or in respect of the Credit Agreement or the other Loan Documents in the exercise of any remedy, power or privilege contained therein or available to any of them at law, in equity or otherwise, or the waiver of or refrain from exercising any such remedies, powers or privileges;

(c)           any amendment or modification, in any manner whatsoever, of the Credit Agreement or the other Loan Documents;

(d)           any extension or waiver of the time for performance by the Borrower, any Guarantor or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Agreement or any other Loan Document, or waiver of such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

5

(e)           any taking and holding security or collateral for the payment of the Guaranteed Obligations or any sale, exchange, release, disposal of, or other dealing with, any property pledged, mortgaged or conveyed, or in which the Lender have been granted a Lien, to secure any Debt of the Borrower, any Guarantor or any other Person to the Lender;

(f)           any release of anyone who may be liable in any manner for the payment of any amounts owed by the Borrower, any Guarantor or any other Person to the Lender;

(g)           any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Borrower, any Guarantor or any other Person are subordinated to the claims of the Lender; or

(h)           any application of any sums by whomever paid or however realized to any amounts owing by the Borrower, any Guarantor or any other Person to the Lender on account of the Guaranteed Obligations in such manner as the Lender shall determine in its reasonable discretion.

SECTION 2.5                           Demand by the Lender.  In addition to the terms set forth in this Article II, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under the Credit Agreement are declared to be immediately due and payable upon the occurrence of an Event of Default, then the Guarantors shall, upon demand in writing therefor by the Lender to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable.  Notwithstanding the foregoing, each Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or any Guarantor, or the inability or failure of the Borrower or any Guarantor to pay debts as they become due, or an assignment by the Borrower or any Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or any Guarantor under bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and  payable, each Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by each Guarantor if all such Guaranteed Obligations were then due and payable.

SECTION 2.6                           Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Lender may enforce against the Guarantors their respective obligations and liabilities hereunder and exercise such other rights and remedies as may be available to the Lender hereunder, under the Credit Agreement and the other Loan Documents or otherwise.

SECTION 2.7                           Benefits of Guaranty.  The provisions of this Guaranty are for the benefit of the Lender and its respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower and the Lender, the obligations of the Borrower under the Credit Agreement and the other Loan Documents. In the event all or any part of the Guaranteed Obligations are transferred, endorsed or assigned by the Lender to any Person or Persons as permitted under the Credit Agreement, any reference to an “Lender” herein shall be deemed to refer equally to such Person or Persons.

6

SECTION 2.8                           Termination; Reinstatement.

(a)           Subject to subsection (c) below, this Guaranty shall remain in full force and effect until all of the Guaranteed Obligations and all the obligations of the Guarantors have been paid in full and the Commitments terminated.

(b)           No payment made by the Borrower, any Guarantor or any other Person received or collected by the Lender from the Borrower, any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the obligations of the Guarantors or any payment received or collected from such Guarantor in respect of the obligations of the Guarantors), remain liable for the obligations of the Guarantors up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations and all the obligations of the Guarantors shall have been paid in full and the Commitments terminated.

(c)           Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Guaranteed Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or the proceeds of any collateral are required to be refunded by the Lender to the Borrower, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any applicable law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any Lien or collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, this Guaranty shall have been canceled or surrendered (and if any Lien or collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or collateral securing such obligation).

SECTION 2.9                           Payments.  Payments by the Guarantors shall be made to the Lender, to be credited and applied upon the Guaranteed Obligations, in immediately available funds in the Permitted Currency in which the relevant Guaranteed Obligations are denominated to an account designated by the Lender or at the Lender’s Office or at any other address that may be specified in writing from time to time by the Lender.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1                           Representations and Warranties.  To induce the Lender to make any Extensions of Credit, each Guarantor hereby represents and warrants that:

7

(a)           such Guarantor has the corporate, limited liability company or other organizational right, power and authority to execute, deliver and perform this Guaranty and has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance of this Guaranty;

(b)           this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies;

(c)           the execution, delivery and performance of this Guaranty by such Guarantor will not violate any Applicable Law relating to such Guarantor or contractual obligation of such Guarantor and will not result in the creation or imposition of any Lien (other than a Permitted Lien) upon or with respect to any property or revenues now owned or hereafter acquired by such Guarantor;

(d)           no consent or authorization of, filing with, or other act by or in respect of, any arbitrator, Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

(e)           no actions, suits or proceedings before any arbitrator or Governmental Authority are pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties with respect to this Guaranty or any of the transactions contemplated hereby;

(f)           such Guarantor has title to the real property owned by it and a valid leasehold interest in the real property leased by it, and has good and marketable title to all of its personal property sufficient to carry on its business free and clear of all Liens of any type whatsoever, except for Permitted Liens;

(g)           as of the Closing Date (or such later date upon which such Guarantor became a party hereto), such Guarantor is Solvent; and

(h)           such Guarantor shall comply with the provisions of Articles VII and VIII of the Credit Agreement as if a party thereto.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1                           Enforcement Expenses; Indemnification.

(a)           Each Guarantor agrees to pay or reimburse the Lender for all reasonable costs and expenses incurred in connection with enforcing or preserving any rights under this Guaranty and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Lender.  All such costs and expenses shall be additional Guaranteed Obligations hereunder.

8

(b)           Each Guarantor agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Guaranty.

(c)           Each Guarantor agrees to pay, and to save the Lender harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent that the Borrower would be required to do so pursuant to Section 10.3 of the Credit Agreement.

(d)           The agreements in this Section 4.1 shall survive repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

SECTION 4.2                           Notices.  All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 10.1 of the Credit Agreement; provided that notices and communications to the Guarantors shall be directed to the Guarantors at the address of the Company set forth in Section 10.1 of the Credit Agreement.

SECTION 4.3                           Successors and Assigns.  This Guaranty is for the benefit of the Lender and its successors and assigns.  This Guaranty shall be binding on each Guarantor and its successors and assigns; provided that no Guarantor may assign any of its rights or obligations hereunder without the prior written consent of the Lender.

SECTION 4.4                           Amendments, Waivers and Consents.  No term, covenant, agreement or condition of this Guaranty may be amended or waived, nor may any consent be given, except in the manner set forth in Section 10.2 of the Credit Agreement.

SECTION 4.5                           No Waiver by Course of Conduct; Cumulative Remedies.  The Lender shall not by any act (except by a written instrument pursuant to Section 4.4), be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 4.6                           Set-Off.  Each Guarantor hereby irrevocably authorizes the Lender at any time and from time to time pursuant to Section 10.4 of the Credit Agreement, without prior notice to such Guarantor or any other Guarantor, any such prior notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Lender hereunder and claims of every nature and description of the Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Lender may elect, whether or not the Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Lender shall notify such Guarantor promptly of any such set-off and the application made by the Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 4.6 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

9

SECTION 4.7                           Integration.  This Guaranty and the other Loan Documents represent the agreement of the Guarantors, and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 4.8                           Acknowledgements.  Each Guarantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Guaranty and the other Loan Documents to which it is a party;

(b)           the Lender has no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lender or among the Guarantors and the Lender.

SECTION 4.9                           Powers Coupled with an Interest.  All powers of attorney and other authorizations herein contained shall be deemed coupled with an interest and irrevocable so long as the Guaranteed Obligation remains unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Agreement has not been terminated.

SECTION 4.10                           Governing Law.  This Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of South Carolina, without reference to the conflicts or choice of law principles thereof.

SECTION 4.11                           Jurisdiction and Venue.

(a)           Jurisdiction. The Guarantors hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Greenville County, South Carolina (and any courts from which an appeal from any of such courts must or may be taken), in any action, claim or other proceeding arising out of any dispute in connection with this Guaranty and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.  The Guarantors hereby irrevocably consent to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Lender in connection with this Guaranty or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 10.1 of the Credit Agreement. Nothing in this Section 4.11 shall affect the right of the Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Lender to bring any action or proceeding against any Guarantor or its properties in the courts of any other jurisdictions.

10

(b)           Venue.  The Guarantors hereby irrevocably waive any objection they may have now or in the future to the laying of venue in the aforesaid jurisdiction in any action, claim or other proceeding arising out of or in connection with this Guaranty or the rights and obligations of the parties hereunder or thereunder.  The Guarantors irrevocably waive, in connection with such action, claim or proceeding, any plea or claim that the action, claim or other proceeding has been brought in an inconvenient forum.

SECTION 4.12                           Binding Arbitration; Waiver of Jury Trial.

(a)           Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty (“Disputes”), between or among the parties hereto shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.  Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from this Guaranty, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with this Guaranty.  Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act.  All arbitration hearings shall be conducted in South Carolina.  The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.  All applicable statutes of limitations shall apply to any Dispute.  A judgment upon the award may be entered in any court having jurisdiction.  Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred twenty (120) days after such demand.  These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days.  The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA.  The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted.  The parties hereto do not waive any applicable Federal or state substantive law except as provided herein.

(b)           Jury Trial.  THE LENDER AND EACH GUARANTOR HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

11

(c)           Preservation of Certain Remedies.  Notwithstanding the preceding binding arbitration provisions, the parties hereto preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable:  (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in this Guaranty or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

SECTION 4.13                           Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.14                           Headings. The various headings of this Guaranty are inserted for convenience only and shall not affect the meaning or interpretation of this Guaranty or any provisions hereof.

SECTION 4.15                           Counterparts.  This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 4.16                           Additional Guarantors.  Each Domestic Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 7.13 of the Credit Agreement shall become a Guarantor for all purposes of this Guaranty upon execution and delivery by such Domestic Subsidiary of a supplement in form and substance satisfactory to the Lender.

SECTION 4.17                           Releases.  At such time as the Guaranteed Obligations shall have been paid in full and the Commitments and the Credit Agreement have been terminated, this Guaranty and all obligations (other than those expressly stated to survive such termination) of each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

[Remainder of page intentionally left blank]

12

IN WITNESS WHEREOF, each of the Guarantors has executed and delivered this Guaranty as of the date first above written.
GUARANTORS:

[CORPORATE SEAL]                                                                COMPX SECURITY PRODUCTS INC.

By:
Name:
Title:

[CORPORATE SEAL]                                                                COMPX PRECISION SLIDES INC.

By:
Name:
Title:

[CORPORATE SEAL]                                                                COMPX MARINE INC.

By:
Name:
Title:

[CORPORATE SEAL]                                                                CUSTOM MARINE INC.

By:
Name:
Title:

[CORPORATE SEAL]                                                                LIVORSI MARINE, INC.

By:
Name:
Title:

13

EXHIBIT H
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF COLLATERAL AGREEMENT

COLLATERAL AGREEMENT

dated as of January 13, 2012

by and among

COMPX INTERNATIONAL INC.,
and certain of its Subsidiaries
as Grantors,

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

TABLE OF CONTENTS

ARTICLE I                      DEFINED TERMS
SECTION 1.1.	Terms Defined in the Uniform Commercial Code
SECTION 1.2.	Definitions
SECTION 1.3.	Other Definitional Provisions
ARTICLE II                         SECURITY INTEREST
ARTICLE III                         REPRESENTATIONS AND WARRANTIES
SECTION 3.1.	Existence
SECTION 3.2.	Authorization of Agreement; No Conflict
SECTION 3.3.	Consents
SECTION 3.4.	Perfected Liens
SECTION 3.5.	Title, No Other Liens
SECTION 3.6.	Exact Legal Name, State of Organization; Location of Inventory, Equipment and Fixtures; Other Information.
SECTION 3.7.	Investment Collateral
ARTICLE IV                         COVENANTS
SECTION 4.1.	Maintenance of Perfected Security Interest; Further Information
SECTION 4.2.	Changes in Locations: Changes in Name or Structure
SECTION 4.3.	Required Notifications
SECTION 4.4.	Delivery Covenants
SECTION 4.5.	Filing Covenants
SECTION 4.6.	Investment Collateral.
SECTION 4.7.	Further Assurances
ARTICLE V                         REMEDIAL PROVISIONS
SECTION 5.1.	General Remedies
SECTION 5.2.	Specific Remedies
SECTION 5.3.	Application of Proceeds
SECTION 5.4.	Waiver, Deficiency
ARTICLE VI                         MISCELLANEOUS
SECTION 6.1.	Amendments in Writing
SECTION 6.2.	Notices
SECTION 6.3.	No Waiver by Course of Conduct, Cumulative Remedies
SECTION 6.4.	Enforcement Expenses, Indemnification
SECTION 6.5.	Binding Arbitration; Waiver of Jury Trial; Preservation of Remedies
SECTION 6.6.	Successors and Assigns
SECTION 6.7.	Counterparts
SECTION 6.8.	Severability
SECTION 6.9.	Section Heading
SECTION 6.10.	Integration
SECTION 6.11.	Governing Law
SECTION 6.12.	Consent to Jurisdiction
SECTION 6.13.	Acknowledgements
SECTION 6.14.	Additional Grantors
SECTION 6.15.	Releases

i

SCHEDULES:
Schedule 3.6	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Mailing Address; Chief Executive Office and other Locations; Locations of Collateral
Schedule 3.7	Listing of Collateral

ii

COLLATERAL AGREEMENT

THIS COLLATERAL AGREEMENT (this “Agreement”), dated as of January 13, 2012, by and among COMPX INTERNATIONAL INC., a Delaware corporation (the “Borrower”), certain of its Subsidiaries as identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Subsidiaries and Additional Grantors, collectively, with the Borrower, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender (in such capacity, the “Lender”) in accordance with the Credit Agreement dated as of January 13, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower and the Lender.
STATEMENT OF PURPOSE

Pursuant to the Credit Agreement, the Lender has agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein.

Pursuant to the terms of the Subsidiary Guaranty Agreement, certain Material Domestic Subsidiaries of the Borrower have guaranteed the payment and performance of the Obligations of the Borrower.

It is a condition precedent to the obligation of the Lender to make its Extensions of Credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Collateral Agreement to the Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Lender to enter into the Credit Agreement and to induce the Lender to make the Extensions of Credit to the Borrower thereunder, each Grantor hereby agrees with the Lender, as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1.                           Terms Defined in the Uniform Commercial Code.

Terms defined in the UCC (as defined in Section 1.2 below) and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.

SECTION 1.2.                           Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Domestic Subsidiary of the Borrower which hereafter becomes a Grantor pursuant to Section 6.14 hereof and Section 6.13 of the Credit Agreement.

“Agreement” means this Collateral Agreement, as further amended, restated, supplemented or otherwise modified from time to time.

1

“Applicable Percentage” means such percentage of a Material Foreign Subsidiary’s Stock or Partnership/LLC Interests, the granting of a security interest in shall not result in material adverse tax consequences to the Borrower or the applicable Grantor (it being acknowledged by the Grantors and the Lender that, as of the Closing Date, such percentage shall be sixty-five percent (65%)).

“Collateral” means the Stock Collateral and the Partnership/LLC Collateral.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control.”

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Lender with respect to the Security Interest granted in such Collateral, and in each case, in form and substance satisfactory to the Lender.

“Grantors” has the meaning set forth in the Preamble of this Agreement.

“Material Foreign Subsidiary” shall have the meaning assigned thereto in the Credit Agreement.

“Obligations” means with respect to the Borrower, the meaning assigned thereto in the Credit Agreement and with respect to each Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement executed by such Subsidiary Guarantor.

“Partnership/LLC Collateral” means the Applicable Percentage of the Partnership/LLC Interests of the Grantors in any Material Foreign Subsidiary and all Proceeds therefrom.

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership interest, membership interest or limited liability company interest, as applicable, of such Grantor in each Material Foreign Subsidiary, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such Material Foreign Subsidiary, such Grantor’s interest in all distributions made or to be made by any such Material Foreign Subsidiary to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such Material Foreign Subsidiary, whether set forth in the partnership agreement or membership agreement, as applicable, of such Material Foreign Subsidiary, by separate agreement or otherwise.

“Permitted Liens” shall mean those Liens on the assets of the Grantors which are permitted pursuant to Section 8.2 of the Credit Agreement.

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

2

“Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of the Credit Agreement.

“Stock” means, with respect to any Grantor, all shares of capital stock of each Material Foreign Subsidiary owned by such Grantor, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Material Foreign Subsidiary to such Grantor while this Agreement is in effect.

“Stock Collateral” means the Applicable Percentage of the Stock and all Proceeds therefrom.

“Subsidiary Guarantors” means the collective reference to each Person executing the Subsidiary Guaranty Agreement.

“Subsidiary Guaranty Agreement” shall have the meaning assigned thereto in the Credit Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of South Carolina, as amended or modified from time to time.

SECTION 1.3.                           Other Definitional Provisions.  Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.  To the extent that there exists a direct conflict between the provisions of this Agreement and the provisions of the Credit Agreement (other than with respect to any provision of this Agreement relating to the grant, pledge and assignment of the Security Interest in the Collateral or the exercise of remedies with respect thereto), the Credit Agreement shall govern.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby grants, pledges and collaterally assigns to the Lender, for the ratable benefit of itself and the Lender, a security interest in all of such Grantor’s right, title and interest in the Collateral now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located, including all Proceeds therein, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

3

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into the Credit Agreement and to induce the Lender to make their respective Extensions of Credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Lender that:

SECTION 3.1.                           Existence.  Each Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own, lease or operate its properties and to carry on its business, and is duly qualified and authorized to do business in each jurisdiction in which its business requires such qualification and authorization other than in any such jurisdiction where failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.2.                           Authorization of Agreement; No Conflict.  Each Grantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered by the duly authorized officers of each Grantor and this Agreement constitutes the legal, valid and binding obligation of the Grantors enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.  The execution, delivery and performance by the Grantors of this Agreement will not, by the passage of time, the giving of notice or otherwise, violate any material provision of any Applicable Law and will not result in the creation or imposition of any Lien on the Collateral, other than the Security Interests and Permitted Liens.

SECTION 3.3.                           Consents.  No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability against any Grantor or any Material Foreign Subsidiary of this Agreement, except (a) as may be required by laws (i) affecting the offering and sale of securities generally and (ii) under foreign jurisdictions with respect to the perfection of the Security Interest in any Collateral, (b) filings under the UCC, or (c) where the failure to obtain such consent could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.4.                           Perfected Liens.  The Security Interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Lender, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of any Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens.

SECTION 3.5.                           Title, No Other Liens.  Except for the Security Interests and Permitted Liens, each Grantor owns each item of the Collateral to which it has title free and clear of any and all Liens or claims.  No financing statement under the UCC of any state which names a Grantor as debtor or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as no longer represent an enforceable security interest or have been filed in favor of the Lender, pursuant to this Agreement or in connection with Permitted Liens.  No Collateral is in the possession or Control of any Person asserting any claim thereto or security interest therein, except that the Lender or its designee may have possession or Control of Collateral as contemplated hereby.

4

SECTION 3.6.                           Exact Legal Name, State of Organization; Other Information.

(a)           The exact legal name of each Grantor as it appears in its Articles of Incorporation, Articles of Organization or other organizational document is as set forth on Schedule 3.6.  Each Grantor was organized and remains organized under the laws of the state identified on Schedule 3.6 under such Grantor’s name.  The taxpayer identification number of each Grantor is set forth on Schedule 3.6 under such Grantor’s name.  Except as disclosed on Schedule 3.6 under such Grantor’s name, no Grantor has, during the past five (5) years, changed its identity or organizational structure.

(b)           The mailing address, chief place of business, chief executive office and office where each Grantor keeps its books and records relating to the Collateral in which it has any interest is located at the locations specified on Schedule 3.6 under such Grantor’s name.

SECTION 3.7.                           Listing of Collateral.

(a)           As of the date hereof, all Collateral owned by any Grantor is listed on Schedule 3.7.

(b)           All Collateral issued to any Grantor (i) has been duly and validly issued and, if applicable, are fully paid and nonassessable, and (ii) are owned of record and beneficially by such Grantor.

ARTICLE IV

COVENANTS

Until the Obligations shall have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 6.1, each Grantor covenants and agrees that:

SECTION 4.1.                           Maintenance of Perfected Security Interest; Further Information.  Each Grantor shall take all actions necessary, or otherwise reasonably requested by the Lender, to enable the Lender to maintain the Security Interest created by this Agreement as a perfected Security Interest having at least the priority described in Section 3.4 and shall defend such Security Interest against the claims and demands of all Persons whomsoever (other than claims of priority in favor of any Person actually holding a Permitted Lien which is prior to such Security Interest).

SECTION 4.2.                           Changes in Locations: Changes in Name or Structure.  No Grantor will, except upon thirty (30) days’ prior written notice to the Lender and delivery to the Lender of (a) all additional financing statements (executed, if necessary, for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Lender to maintain the validity, perfection and priority of the Security Interests and (b) if applicable, a written supplement to the Schedules of this Agreement:

5

(i)           permit any Collateral to be held by or at any Person (including by or at the Borrower or its Subsidiaries), other than Certificated Securities delivered to the Lender pursuant to Section 4.4;

(ii)           change its jurisdiction of organization or the location of its chief executive office from that identified on Schedule 3.6; or

(iii)           change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Lender in connection with this Agreement would become misleading.

SECTION 4.3.                           Required Notifications.  Each Grantor shall promptly notify the Lender, in writing, of:  (a) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral which would adversely affect in a material manner the ability of the Lender to exercise any of its remedies hereunder, (b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Security Interests, and (c) the acquisition or ownership by such Grantor of any Collateral after the date hereof.

SECTION 4.4.                           Delivery Covenants.  Each Grantor will (i) deliver and pledge to the Lender, for the ratable benefit of itself and the Lender, (a) all Certificated Securities, and (b) all Partnership/LLC Interests evidenced by a certificate,  in each case representing Collateral and owned or held by such Grantor, together with an Effective Endorsement and Assignment, and (ii) cause each Material Foreign Subsidiary that it has pledged Collateral in under the terms of this Agreement, to execute a counterpart signature page hereto as an Issuer.

SECTION 4.5.                           Filing Covenants.  Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Lender to file or record financing statements (including continuation statements) and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Lender determines appropriate to perfect the Security Interests of the Lender under this Agreement.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Lender may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein.  Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Each Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by Lender with respect to the Collateral prior to the date of this Agreement.

SECTION 4.6.                           Limitations.

6

(a)           Without the prior written consent of the Lender, no Grantor will (i) vote to enable, or take any other action to permit, any Material Foreign Subsidiary to issue any Collateral, except for such additional Collateral that will be subject to the Security Interest granted herein in favor of the Lender, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Lender to sell, assign or transfer any Collateral or Proceeds thereof.  The Grantors will defend the right, title and interest of the Lender in and to any Collateral against the claims and demands of all Persons whomsoever.

(b)           If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Material Foreign Subsidiary, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Collateral, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Collateral upon the liquidation or dissolution of any Material Foreign Subsidiary, such Grantor shall accept the same as the agent of the Lender, segregated from all other funds of such Grantor, and promptly deliver the same to the Lender in accordance with the terms hereof to the extent the delivery does not exceed the Applicable Percentage.

SECTION 4.7.                           Further Assurances.  Upon the request of the Lender and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) a foreign pledge agreement, in form and substance satisfactory to the Lender, duly executed by the applicable Grantor granting a security interest to the Lender in the applicable Collateral (including, without limitation, an opinion of counsel with respect thereto), and (ii) all applications, certificates, instruments, registration statements, and all other documents and papers the Lender may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

ARTICLE V

REMEDIAL PROVISIONS

SECTION 5.1.                           General Remedies.  If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to the Lender in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law.  Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Lender may disclaim any warranties of title.  The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at such Grantor’s premises or elsewhere.  To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Lender, in each case against whom such claim is asserted.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

7

SECTION 5.2.                           Specific Remedies.

(a)           Upon the occurrence and during the continuance of an Event of Default:

(i)           the Lender shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Collateral or other Proceeds paid in respect of any Collateral, and, immediately upon the request of the Lender, any or all of any Collateral shall be registered in the name of the Lender or its nominee, and the Lender or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Collateral at any meeting of shareholders, partners or members of the relevant Material Foreign Subsidiary and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral, as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any Material Foreign Subsidiary or upon the exercise by any Grantor or the Lender of any right, privilege or option pertaining to such Collateral, and in connection therewith, the right to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine), all without liability except to account for property actually received by it; but the Lender shall have no duty to any Grantor to exercise any such right, privilege or option and the Lender shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Material Foreign Subsidiary with respect to any Collateral to (1) comply with any instruction received by it from the Lender in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Material Foreign Subsidiary shall be fully protected in so complying, and (2) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Collateral directly to the Lender; and

8

(ii)           the Lender shall be entitled to (but shall not be required to):  (A) do all acts which the Lender may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or Applicable Law, and (B) sell, assign or otherwise transfer any Collateral in accordance with the Credit Agreement, the other Loan Documents and Applicable Law;

(b)           Unless an Event of Default shall have occurred and be continuing and the Lender shall have given notice to the relevant Grantor of the Lender’s intent to exercise its corresponding rights pursuant to Section 5.2(a), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Collateral, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Collateral; provided that, no vote shall be cast or other corporate, company and partnership right exercised or other action taken which, in the Lender’s reasonable judgment, would impair the Collateral or which would result in a Default or Event of Default under any provision of the Credit Agreement, this Agreement or any other Loan Document.

SECTION 5.3.                           Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Lender, or, if an Event of Default shall have occurred and be continuing, at any time at the Lender’s election, the Lender may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) in accordance with Section 4.4 of the Credit Agreement.  Any balance of such Proceeds remaining thereafter shall be paid over to the Borrower, on behalf of the Grantors, or to whomsoever (if such Person is not a Grantor) may be lawfully entitled to receive the same.  Only after (1) the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (2) the payment in full of the Obligations and the termination of the Commitments, shall the Lender account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

SECTION 5.4.                           Waiver, Deficiency.  Except to the extent prohibited under Applicable Law (including Section 9-602 of the UCC), each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Sections 9-210, 9-607, 9-608, 9-610, 9-615, 9-620, 9-621, 9-623, 9-624, 9-625 or 9-627 of the UCC.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

9

ARTICLE VI

MISCELLANEOUS

SECTION 6.1.                           Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.2 of the Credit Agreement.

SECTION 6.2.                           Notices.  All notices, requests and demands to or upon the Lender or any Grantor hereunder shall be effected in the manner provided for in Section 10.1 of the Credit Agreement.

SECTION 6.3.                           No Waiver by Course of Conduct, Cumulative Remedies.  The Lender shall not by any act (except by a written instrument pursuant to Section 6.1), be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay on the part of the Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 6.4.                           Enforcement Expenses, Indemnification.

(a)           Each Grantor agrees to pay or reimburse the Lender for all its costs and expenses incurred in connection with enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, (including, without limitation, in connection with any workout, restructuring, bankruptcy or other similar proceeding) including, without limitation, the reasonable fees and disbursements of counsel to the Lender and of counsel to the Lender.

(b)           Each Grantor agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (in each case, subject to Section 4.11 of the Credit Agreement) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Grantor agrees to pay, and to save the Lender harmless from any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Grantor would be required to do so pursuant to Section 10.3 of the Credit Agreement.

10

(d)           The agreements in this Section 6.4 shall survive termination of the Commitments and repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

SECTION 6.5.                           Binding Arbitration; Waiver of Jury Trial; Preservation of Remedies.

(a)           Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement (“Disputes”), between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.  Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with this Agreement. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (“AAA”) and Title 9 of the U.S. Code.  All arbitration hearings shall be conducted in Greenville, South Carolina.  The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.  All applicable statutes of limitation shall apply to any Dispute.  A judgment upon the award may be entered in any court having jurisdiction.  Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty (120) days after such demand.  These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days.  The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Finance Dispute Panel of the AAA.  The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted.  The parties hereto do not waive any applicable Federal or state substantive law except as provided herein.

(b)           Waiver of Jury Trial.  EACH GRANTOR HEREBY ACKNOWLEDGES THAT BY AGREEING TO BINDING ARBITRATION IT HAS IRREVOCABLY WAIVED ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

(c)           Preservation of Certain Remedies.  Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute.  Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable:  (i) all rights to foreclose against any personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self help including peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

11

SECTION 6.6.                           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this Collateral Agreement), the Lender and its successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender (given in accordance with Section 6.1 above).

SECTION 6.7.                           Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 6.8.                           Severability.  Any provision of this Agreement or any other Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 6.9.                           Section Heading.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 6.10.                           Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 6.11.                           Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of South Carolina without reference to the conflict or choice of law principles thereof.

SECTION 6.12.                           Consent to Jurisdiction.  Each Grantor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Greenville County, South Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.  Each Grantor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 10.1 of the Credit Agreement.  Nothing in this Section 6.12 shall affect the right of the Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Lender to bring any action or proceeding against any Grantor or its properties in the courts of any other jurisdictions.

12

SECTION 6.13.                           Acknowledgements.

(a)           Each Grantor hereby acknowledges that:  (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party, (ii) the Lender has no fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and (iii) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Lender or among the Grantors and the Lender.

(b)           Each Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to provide such notices to the Lender as may be necessary to give full effect to the provisions of this Agreement.

SECTION 6.14.                           Additional Grantors.  Each Domestic Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.13 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement as provided in the Credit Agreement.

SECTION 6.15.                           Releases.

(a)           At such time as the Obligations shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Lender shall deliver to such Grantor any Collateral held by the Lender hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination

(b)           If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Lender, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  In the event that all the capital stock of any Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of the Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that the Borrower shall have delivered to the Lender, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

[Signature Pages to Follow]

13

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.
[CORPORATE SEAL]                                                                COMPX INTERNATIONAL INC., as Grantor

By:
Name:
Title:

[CORPORATE SEAL]                                                                COMPX SECURITY PRODUCTS INC., as
Grantor

By:
Name:
Title:

[CORPORATE SEAL]                                                                COMPX PRECISION SLIDES INC., as Grantor

By:
Name:
Title:

[CORPORATE SEAL]                                                                COMPX MARINE INC., as Grantor

By:
Name:
Title:

[CORPORATE SEAL]                                                                CUSTOM MARINE INC., as Grantor

By:
Name:
Title:

14

[CORPORATE SEAL]                                                                LIVORSI MARINE INC., as Grantor

By:
Name:
Title:

COMPX ASIA HOLDING CORPORATION,
as Issuer

By:
Name:
Title:

WATERLOO FURNITURE COMPONENT
LIMITED, as Issuer

By:
Name:
Title:

15

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:
Name:
Title:

16

EXHIBIT I
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of the _____ day of ___________, 20___ (the “Agreement”), to the Subsidiary Guaranty Agreement referred to below is entered into by and among CompX International Inc., a corporation organized under the laws of Delaware (the “Applicable Grantor”), ______________, a corporation organized under the laws of __________ (the “New Subsidiary”), and Wells Fargo Bank, National Association, a national banking association, as Lender (the “Lender”) under the Credit Agreement referred to below.

Statement of Purpose

Reference is hereby made to the Credit Agreement dated as of January 13, 2012 (as supplemented hereby and as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Borrower and the Lender.  In connection with the Credit Agreement, the Borrower and certain of its Subsidiaries have entered into the Collateral Agreement referred to therein and certain Subsidiaries of the Borrower have entered into the Subsidiary Guaranty Agreement referred to therein.

The New Subsidiary is a Wholly-Owned Material Domestic Subsidiary of the Applicable Grantor.  In connection therewith and pursuant to Section 7.13 of the Credit Agreement, (i) the New Subsidiary is required to execute, among other documents, a Joinder Agreement in order (A) to become a Guarantor under the Subsidiary Guaranty Agreement and (B) to become a Grantor under the Collateral Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

Section 1.01                      Schedules to the Credit Agreement.  Attached hereto as Annex A are supplements to Schedules 6.1, 6.2, 6.8, 6.11, 6.17 and 6.18 referenced in the Credit Agreement (which supplements include as of the date hereof all information required to be provided therein only with respect to the New Subsidiary and do not include information with respect to the Applicable Grantor or any other Subsidiary).

Section 2.01                      Guaranty Agreement Supplement.

(a)           The New Subsidiary hereby agrees that by execution of this Agreement it is a Guarantor under the Subsidiary Guaranty Agreement, and the New Subsidiary (i) shall comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations set forth in the Subsidiary Guaranty Agreement and (ii) hereby makes each representation and warranty set forth in the Subsidiary Guaranty Agreement as of the date hereof.

(b)           The Applicable Grantor and the New Subsidiary hereby agree that each reference to a “Guarantor”, the “Guarantors”, a “Subsidiary Guarantor” or the “Subsidiary Guarantors” in the Credit Agreement, the Subsidiary Guaranty Agreement and other Loan Documents shall include the New Subsidiary, and each reference to the “Subsidiary Guaranty Agreement”, “Subsidiary Guaranty” or “Guaranty” as used therein shall mean the Subsidiary Guaranty Agreement as supplemented hereby.

Section 3.01                      Collateral Agreement.  In order to secure the Credit Agreement in accordance with the terms thereof, and to secure the payment and performance of all of the Obligations, the Applicable Grantor hereby confirms and reaffirms the Security Interests in and to all of the Collateral of the Applicable Grantor granted to the Lender under the Collateral Agreement.

Section 4.01                      Effectiveness.  This Agreement shall become effective upon receipt by the Lender of (a) an originally executed counterpart hereof, and (b) any other agreement or document required to be delivered in accordance with Section 7.13 of the Credit Agreement (including, without limitation, any other agreement or document required to be delivered in connection with the Credit Agreement or any other Loan Document).

Section 5.01                      General Provisions.

(a)           Representations and Warranties.

(i)           The Applicable Grantor hereby confirms that each representation and warranty made under the Loan Documents is true and correct as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of the earlier date) and that no Default or Event of Default has occurred or is continuing under the Credit Agreement.

(ii)           The Applicable Grantor hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to the obligations of the Borrower and its Subsidiaries under the Credit Agreement or any other Loan Document.

(iii)           The New Subsidiary hereby acknowledges it has received a copy of the Loan Documents (including, without limitation, the Subsidiary Guaranty Agreement) and that it has read and understands the terms thereof.

(b)           Limited Effect.  Except as supplemented hereby, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect.  This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

(c)           Costs and Expenses.  The Borrower hereby agrees that it shall pay or reimburse the Lender for all of its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel.

2

(d)           Counterparts.  This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(e)           Definitions.  All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Security Document referred to therein.

(f)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF SOUTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

3

IN WITNESS WHEREOF the undersigned hereby causes this Agreement to be executed and delivered as of the date first above written.

APPLICABLE GRANTOR:

[CORPORATE SEAL]                                                                COMPX INTERNATIONAL INC.

By:
Name:
Title:

NEW SUBSIDIARY:

[CORPORATE SEAL]                                                                ________________________

By:
Name:
Title:

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

4

Annex A
to Joinder Agreement
Supplement to Schedules 6.1, 6.2, 6.8, 6.11, 6.17 and 6.18 to the Credit Agreement (with respect to the New Subsidiary only)

[Attached Hereto]

5

Supplement to Schedule 6.1 to the Credit Agreement
(with respect to the New Subsidiary only)

Organization and Qualification

Name                                           Organization                                                      Qualification

6

Supplement to Schedule 6.2 to the Credit Agreement
(with respect to the New Subsidiary only)

Subsidiaries

7

Supplement to Schedule 6.8 to the Credit Agreement
(with respect to the New Subsidiary only)

Employee Benefit Plans

8

Supplement to Schedule 6.11 to the Credit Agreement
(with respect to the New Subsidiary only)

Labor and Collective Bargaining Agreements

9

Supplement to Schedule 6.17 to the Credit Agreement
(with respect to the New Subsidiary only)

Debt and Guaranty Obligations of the Borrower and its Subsidiaries

10

Supplement to Schedule 6.18 to the Credit Agreement
(with respect to the New Subsidiary only)

Litigation, Pending or Threatened

None

11

EXHIBIT J
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF FOREIGN SUBSIDIARY ALTERNATIVE CURRENCY LOAN NOTE

NOTICE:  THIS INSTRUMENT IS SUBJECT TO MANDATORY ARBITRATION
PURSUANT TO THE FEDERAL ARBITRATION ACT AND IF THE FEDERAL
ARBITRATION ACT IS INAPPLICABLE, THE UNIFORM ARBITRATION ACT, § 15-
48-10, ET SEQ., CODE OF LAWS OF SOUTH CAROLINA (1976), AS AMENDED

FOREIGN SUBSIDIARY ALTERNATIVE CURRENCY NOTE

[_______________]                                                                                                                                                                                                                                                                                                                       [________________, 20___]

FOR VALUE RECEIVED, the undersigned, [Foreign Subsidiary], a [___________ organized under the laws of _________ (“_________”)], promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the places and times set forth below, the principal sum of [________________________ (_____________)] or, if less, the principal amount of all loans made by the Lender from time to time pursuant to this Note.  Reference is hereby made to that certain Credit Agreement, dated as of January 13, 2012 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among CompX International Inc. and the Lender.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Note from time to time outstanding shall bear interest at the LIBOR Rate plus the Applicable Margin calculated in accordance with the terms and provisions of the Credit Agreement applicable to an Alternative Currency Loan with an Interest Period of one month.  Once repaid, [Foreign Subsidiary] may not reborrow amounts under this Note.  All payments of principal and interest on this Note shall be payable in the applicable Permitted Currency in immediately available funds in accordance with Sections 4.1(d) and 4.4(b) of the Credit Agreement; provided that references in such Sections to Borrower shall be construed to mean [Foreign Subsidiary] and references in such sections to Agreement shall be construed to mean this Note.

Interest accrued on this Note shall be due and payable on the last day of each Interest Period.  The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on the Revolving Credit Maturity Date.

As of the date of this Note, [Foreign Subsidiary]: (1) represents and warrants that the representations and warranties contained in the Credit Agreement are true and correct in all material respects; and (2) covenants and agrees that the terms, conditions and agreements of Sections 2.4(c), 2.4(d), 4.1(d), 4.1(e), 4.4(b), 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 7.4 and 7.9 of the Credit Agreement, as the same are in effect on the date hereof, are incorporated herein by reference (including, where pertinent, the defined terms used in other sections of the Credit Agreement referenced in such sections) and from the date hereof and until payment in full of the indebtedness evidenced hereby, [Foreign Subsidiary] shall observe, perform and fulfill for the benefit of the Lender and this Note the terms, conditions and agreements contained in Sections 2.4(c), 2.4(d), 4.1(d), 4.1(e), 4.4(b), 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 7.4 and 7.9 of the Credit Agreement; provided that: (a) references in such sections to (i) the “Borrower” shall be construed to mean [Foreign Subsidiary]; (ii) the “Agreement” and “hereunder” shall be construed to mean this Note; (iii) “Base Rate Loan” shall mean the loan represented by this Note during such times it bears interest at a rate based upon the Base Rate as provided in Section 4.8; (iv) “LIBOR Rate Loan” shall mean the loan represented by this Note during such times it bears interest at a rate based upon the LIBOR Rate; and (v) “Alternative Currency Loan” and “Loan” shall mean the loan represented by this Note; and (b) the words  “Section 4.1(c)” in Section 4.6(a) shall be replaced with the phrase “the definition of Default Rate”.

1

If: (a) [Foreign Subsidiary] shall fail to pay when due any sums payable hereunder within five (5) Business Days after payment is due, or (b) an Event of Default under the Credit Agreement occurs, then Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that to the extent the Credit Agreement provides for automatic acceleration of payment of the Obligations and other sums owing thereunder, all sums owing hereunder shall be automatically and immediately due and payable.  From and after the Revolving Credit Maturity Date, or such earlier date on which an Event of Default exists under the Credit Agreement or under any other Loan Document, then at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum (the “Default Rate”) of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to this Note until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate equal to the Applicable Margin plus the then applicable Base Rate (calculated in accordance with the terms and provisions of the Credit Agreement applicable to a Base Rate Loan).  All accrued and unpaid interest at the Default Rate shall be due and payable on demand of the Lender.  The Default Rate shall also apply from acceleration until this Note or any judgment on this Note is paid in full.

THIS NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SOUTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.  [FOREIGN SUBSIDIARY] ALSO AGREES TO THE JURISDICTION, VENUE AND ARBITRATION PROVISIONS SET FORTH ON EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

The debt evidenced by this Note is senior in right of payment to all Subordinated Debt referenced to in the Credit Agreement.

[Foreign Subsidiary] hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Note.

[Foreign Subsidiary] hereby agrees that it shall pay or reimburse the Lender for all of its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Note including, without limitation, the reasonable fees and disbursements of counsel.

Except as expressly stated herein, this Note shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

2

Time is of the essence with respect to every provision hereof.

Notices related to this Note shall be in writing and sent to the parties identified above in accordance with the provisions of Section 10.1 of the Credit Agreement with any notices to [Foreign Subsidiary] hereunder being sent to CompX International Inc. in accordance with Section 10.1.

The indebtedness represented by this Note shall be unconditionally guaranteed by CompX International Inc. in accordance with a separate guaranty agreement acceptable to Lender in all respects.

[signature page follows]

3

IN WITNESS WHEREOF, the undersigned has executed this Note under seal as of the day and year first above written.

[CORPORATE SEAL]	[FOREIGN SUBSIDIARY]

By:           _____________________________(SEAL)
Name:           ______________________________
Title:           ______________________________

Acknowledged and Agreed:

[CORPORATE SEAL]                                                                COMPX INTERNATIONAL INC.

By:           _____________________________(SEAL)
Name:           ______________________________
Title:           ______________________________

4

EXHIBIT A

1.	Jurisdiction and Venue

(a)           Submission to Jurisdiction.  [Foreign Subsidiary] irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of South Carolina sitting in Greenville County and of the United States District Court of the District of South Carolina, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, thee Credit Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such South Carolina state court or, to the fullest extent permitted by Applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note, the Credit Agreement or any other Loan Document against [Foreign Subsidiary] or its properties in the courts of any jurisdiction.

(b)           Waiver of Venue.  [Foreign Subsidiary] irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note, the Credit Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  [Foreign Subsidiary] irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Service of Process.  [Foreign Subsidiary] irrevocably consents to service of process in the manner provided for notices in Section 10.1 of the Credit Agreement.  Nothing in this Note will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

2.	Binding Arbitration.

(a) Agreement to Arbitrate.  Upon demand of any party, whether made before or after institution of any judicial proceeding, any Disputes between or among parties hereto and to the other Loan Documents shall be resolved by binding arbitration as provided herein.  Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.  Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents.  The parties hereto do not waive any applicable Federal or state substantive law (including the protections afforded to banks under 12 U.S.C. Section 91 or any similar applicable state law) except as provided herein.  A judgment upon the award may be entered in any court having jurisdiction.

5

(b) General Rules of Arbitration.  Any arbitration proceeding will (A) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents between the parties, (B) be conducted by the American Arbitration Association (the “AAA”), or such other administrator as the parties shall mutually agree upon, in accordance with the commercial dispute resolution procedures of the AAA, unless the claim or counterclaim is at least $1,000,000 exclusive of claimed interest, arbitration fees and costs, in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Arbitration Rules”) and (C) proceed in a location in South Carolina selected by the AAA.  The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.  All applicable statutes of limitations shall apply to any Dispute.  If there is any inconsistency between the terms hereof and the Arbitration Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.  Notwithstanding anything in the foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred twenty (120) days after such demand.  These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days.

(c) Arbitrators.  Any arbitration proceeding in which the amount in controversy is $5,000,000 or less will be decided by a single arbitrator selected according to the Arbitration Rules, and who shall not render an award of greater than $5,000,000.  Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the jurisdiction of the state where the hearing will be conducted or a neutral retired judge of the jurisdiction, state or federal, of the state where the hearing will be conducted, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  In any arbitration proceeding, the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions that are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all Disputes in accordance with the substantive law of South Carolina and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure or other Applicable Law.

6

(d) Preservation of Certain Remedies.  Notwithstanding the preceding binding arbitration provisions, the parties hereto and to the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute.  Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (A) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (B) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (C) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (D) when applicable, a judgment by confession of judgment.  Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Dated: ____________ ___, 20___

[FOREIGN SUBSIDIARY]

By:           _____________________________(SEAL)
Name:           ______________________________
Title:           ______________________________

7

EXHIBIT K
to
Amended and Restated Credit Agreement
dated as of January 13, 2012
by and among
COMPX INTERNATIONAL INC.,
as Borrower,
and
Wells Fargo Bank, National Association,
as Lender

FORM OF FOREIGN SUBSIDIARY LOAN GUARANTY AGREEMENT

FOREIGN SUBSIDIARY LOAN GUARANTY AGREEMENT

THIS FOREIGN SUBSIDIARY LOAN GUARANTY AGREEMENT (this “Guaranty”) is made as of the [____] day of [_____________], 20[___], by COMPX INTERNATIONAL INC. (“Guarantor”), to and for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.

WHEREAS, the Guarantor has requested the Lender to extend credit to [Foreign Subsidiary] (“_________”) under the terms of the certain promissory note of even date herewith in the aggregate principal amount of [____________] (the “Note”) and the Lender have agreed to extend such credit by reason of such request and in reliance upon this Guaranty.  Reference is also made to the Credit Agreement dated as of January 13, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CompX International Inc. and Wells Fargo Bank, National Association;

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement; and

WHEREAS, the Guarantor acknowledges the receipt of substantial direct benefits by the making of certain advances to [Foreign Subsidiary].

NOW THEREFORE, in consideration of the advances extended and/or to be extended by the Lender to [Foreign Subsidiary] under the Note, and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

1,           Guaranty.  The Guarantor hereby unconditionally and absolutely guarantees to the Lender and its respective successors, endorsees and assigns the due and punctual payment by [Foreign Subsidiary] of the principal of and interest on the Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and any renewals, modifications or extensions thereof, in whole or in part.

2.           Guaranty Absolute.  This Guaranty is an absolute, unconditional, continuing and unlimited guaranty of the full and punctual payment and performance by [Foreign Subsidiary] of its obligations under the Note and not of their collectibility only and is in no way conditioned upon any requirement that the Lender first attempt to collect any of the obligations from [Foreign Subsidiary], or upon any other contingency whatsoever, and the Lender may proceed hereunder against the Guarantor in the first instance to collect the obligations under the Note when due, without first proceeding against [Foreign Subsidiary] or any other Person and without first resorting to any security or other means of obtaining payment.  The obligations of the Guarantor hereunder are irrevocable, absolute and unconditional, irrespective of genuineness, validity, regularity or enforceability of the obligations under the Note or any other circumstance (except payment to, or express, written waiver, release or consent by, the Lender) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.  The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Lender of any direct or indirect security for, or other guaranties of, the obligations under the Note, or by any failure, delay, neglect or omission of the Lender to realize upon or protect any obligations or any such other indebtedness, liability or obligation or any of the Note or other instruments evidencing the same or any direct or indirect security therefor, or by any approval, consent, waiver or other action taken or omitted to be taken by the Lender.  Upon any default by [Foreign Subsidiary] in the payment and performance of the obligations under the Note, the liabilities and obligations of the Guarantor hereunder shall become forthwith due and payable to the Lender without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor may be required by the Lender on any number of occasions.

3.           No Impairment.  The Guarantor agrees that its obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of [Foreign Subsidiary] or its estate by reason of the commencement of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of [Foreign Subsidiary] or its property under any law relating to bankruptcy, insolvency, reorganization, relief of debtors or seeking appointment of a receiver, trustee, custodian or similar official for [Foreign Subsidiary] or for all or part of its property.

4.           Guarantor’s Further Agreement to Pay.  The Guarantor further agrees to pay to the Lender forthwith upon demand, in funds immediately available to the Lender, all costs and expenses (including court costs and reasonable attorneys’ fees) incurred or expended by the Lender in connection with the enforcement of this Guaranty.

5.           Termination of Guaranty.  It is the intention hereof that the Guarantor shall remain liable under this Guaranty until all of the obligations under the Note have been fully paid and performed notwithstanding any act, omission or thing (except payment to, or express, written waiver, release or consent by, the Lender) which might otherwise operate as a legal or equitable discharge of the Guarantor.  Notwithstanding anything contained herein to the contrary, the Guarantor agrees that to the extent all or any part of any payment of any of the obligations under the Note previously received by the Lender is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other person under any bankruptcy code, common law, or equitable cause, or otherwise required to be returned by the Lender for any reason, whether by court order, administrative order or settlement, this Guaranty and the obligation or part thereof intended to be satisfied shall be revived and reinstated and continued in full force and effect as to the Guarantor’s obligations hereunder, and the Guarantor agrees that it shall immediately pay to such Lender the amount of such payment, notwithstanding any termination of this Guaranty or any cancellation of the Note.

6.           Events of Default.  Each of the following shall constitute an “Event of Default” hereunder:

(a)           Failure of the Guarantor to pay on demand by the Lender any principal of, premium, if any, or interest on the obligations under the Note after the same shall become due, whether by acceleration or otherwise; or

(b)           The occurrence of an Event of Default (as defined in the Note).

2

Whenever any Event of Default shall have occurred, the Lender may declare the entire unpaid principal of, premium, if any, and interest on the obligations under the Note to be immediately due and payable without presentation, demand, protest and notice of any kind, all of which are hereby expressly waived.

No failure or delay by the Lender to exercise any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

7.           Demands and Notices. All notices, requests and other communications to the parties hereunder shall be in writing and shall be given as set forth in the Credit Agreement.

8.           Amendments, Waiver, Etc.  No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Guarantor and the Lender.  No course of dealing or delay or omission on the part of any party in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

9.           Counterparts.  This Guaranty may be executed in any number of counterparts.  Each of the counterparts will be considered an original, and all counterparts constitute but one and the same instrument.

10.           Miscellaneous Provisions.  This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of South Carolina (but not including the choice of law rules thereof).  This Guaranty shall bind the successors and assigns of the Guarantor and shall inure to the benefit of the Lender, its successors and assigns.  All words used herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the identity of the person or entity may require.

[Remainder of this page intentionally left blank]

3

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.
GUARANTOR:

[CORPORATE SEAL]                                                                COMPX INTERNATIONAL INC.

By:           _____________________________(SEAL)
Name:           ______________________________
Title:           ______________________________

4